Exhibit 10.17

                                      LEASE

                                 By and Between

                      PRAECIS PHARMACEUTICALS INCORPORATED
                                   ("Lessee")

                                       and

                               BDG PISCATAWAY, LLC
                                   ("Lessor")

                             Dated: August 19, 1998

                          TABLE OF CONTENTS

BASIC LEASE PROVISIONS AND DEFINITIONS..............................1

1.    DESCRIPTION...................................................3

2.    TERM. ........................................................4

3.    BASIC RENT....................................................4

4.    USE AND OCCUPANCY.............................................4

5.    CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.....................4

6.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS.......................13

7.    ASSIGNMENT AND SUBLEASE......................................15

8.    COMPLIANCE WITH RULES AND REGULATIONS........................20

9.    DAMAGES TO BUILDING/WAIVER OF SUBROGATION....................20

10.   EMINENT DOMAIN...............................................22

11.   INSOLVENCY OF LESSEE, OTHER DEFAULTS.........................25

12.   LESSOR'S REMEDIES ON DEFAULT.................................26

13.   DEFICIENCY...................................................26

14.   SUBORDINATION OF LEASE.......................................28

15.   SECURITY DEPOSIT/LETTER OF CREDIT............................28

16.   RIGHT TO CURE BREACH.........................................29

17.   LIENS........................................................29

18.   RIGHT TO INSPECT AND REPAIR..................................30

19.   SERVICES TO BE PROVIDED BY LESSOR............................31

20.   INTERRUPTION OF SERVICES OR USE..............................32

21.   ELECTRICAL AND OTHER UTILITY SERVICES........................32

22.   ADDITIONAL RENT..............................................34

23.   LESSEE'S ESTOPPEL............................................40

24.   HOLDOVER TENANCY.............................................41

25.   RIGHT TO SHOW PREMISES.......................................41

26.   LESSEE IMPROVEMENT WORK AND LESSEE ALLOWANCE.................41

27.   WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS.............43

28.   LATE CHARGE..................................................43

29.   INSURANCE....................................................43

30.   NO OTHER REPRESENTATIONS.....................................48

31.   QUIET ENJOYMENT..............................................48

32.   INDEMNITY. ..................................................48

33.   APPLICABILITY TO HEIRS AND ASSIGNS...........................49

34.   PARKING SPACES...............................................50

35.   LESSOR'S EXCULPATION.........................................50

36.   RULES OF CONSTRUCTION/APPLICABLE LAW.........................50

37.   BROKER.......................................................51

38.   PERSONAL LIABILITY...........................................51

39.   NO OPTION....................................................52

40.   DEFINITIONS. ................................................52

41.   LEASE COMMENCEMENT...........................................53

42.   NOTICES......................................................53

43.   ACCORD AND SATISFACTION......................................54

44.   EFFECT OF WAIVERS............................................54

45.   TIME OF ESSENCE..............................................54

46.   MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE...................54

47.   LESSOR'S RESERVED RIGHTS.....................................55

48.   CORPORATE AUTHORITY..........................................55

49.   GOVERNMENT REQUIREMENTS......................................55

50.   RENEWAL OPTION...............................................55

51.   SIGNS........................................................60

52.   LESSEE'S RIGHT TO TERMINATE LEASE............................61

53.   RIGHT OF FIRST OFFER.........................................61

54.   NON-COMPETE..................................................63

55.   USE OF ADDITIONAL FACILITIES.................................64

56.   REPRESENTATION OF CONDITIONS OF DEMISED PREMISES.............64

57.   COUNTERPARTS.................................................64

                                     LEASE

            LEASE, made the 19th day of August, 1998 between BDG PISCATAWAY, LLC, a New York limited liability company, whose address is c/o Blumenfeld Development Group, Ltd., 6800 Jericho Turnpike, Syosset, New York 11791-4498 (hereinafter referred to as "Lessor"); and PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation, whose address is 1 Hampshire Street, Cambridge, Massachusetts 02139-1572 (hereinafter referred to as "Lessee").

                                   PREAMBLE

                    BASIC LEASE PROVISIONS AND DEFINITIONS

            In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

            (1) Additional Rent: All sums in addition to Term Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

            (2) Base Period Costs: As to the following:

                  (A) Base Operating Costs: Those costs incurred during Calendar
            Year 1998, exclusive of extraordinary or one-time costs, except to the extent such extraordinary or one-time costs would be included in Operating Costs for a Comparison Period.

                  (B) Base Real Estate Taxes: Those Real Estate Taxes incurred for the Building and Office Building Area during Calendar Year 1998.

                  (C) Base Utility and Energy Costs: Those utility and energy costs incurred for the Building and Office Building Area during Calendar Year 1998 (herein "Base Utility Rate").

            (3) Brokers: NEWMARK PARTNERS, INC. ("Newmark") and CB COMMERCIAL REAL ESTATE GROUP, INC. ("CB").

            (4) Building: The building located at 10 Knightsbridge Road (a/k/a 860 Centennial Avenue), Piscataway, New Jersey.

            (5) Building Holidays: Those shown on Exhibit D.

            (6) Demised Premises or Premises: The parties agree that the demised premises for the purpose of this lease is as shown on Exhibit A hereto. The parties agree that the area thereof which includes an allocable share of the Common Facilities as defined in Subsection 40(B) shall be (the "Premises Area") 15,179 gross rentable square fee.

            (7) Expiration Date: At 11:59 p.m. on November 30, 2008.

            (8) Exhibits: The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

                Exhibit A       Premises

                Exhibit A-1     Office Building Area

                Exhibit B       Rules and Regulations

                Exhibit C       Cleaning Services

                Exhibit D       Building Holidays

                Exhibit E       Lessee Improvement Work

                Exhibit E-1     Removable Improvements

                Exhibit F       Lessor's Environmental Reports

                Exhibit G       Form of Subordination, Non-Disturbance and
                                Attornment Agreement

                Exhibit H       Roof Warranties Currently in Effect

                Exhibit I       Building System Warranties Currently in Effect

            (9) Rent Commencement Date: December 1, 1998

            (10) Term Basic Rent: Two Million Six Hundred Ten Thousand Seven Hundred Ninety and 00/100 ($2,610,790) Dollars for the Term payable as follows:

--------------------------------------------------------------------------------
                                                   Annual          Monthly
                Period                           Basic Rent      Basic Rent
--------------------------------------------------------------------------------
Rent Commencement Date through the              $242,864.00     $20,238.67
expiration of the 60th month following the
Rent Commencement Date
--------------------------------------------------------------------------------
The fifth anniversary of the Rent               $279,294.00     $23,274.50
Commencement Date through the expiration
of the 120th month following the Rent
Commencement Date.
--------------------------------------------------------------------------------

            (11) Lessee's Percentage: The fraction whose numerator is the Premises Area and denominator is 64,871.036, subject to adjustment as provided for in Subsection 40(A).

            (12) Office Building Area: Lot 1A, Block 501A, on the tax map of the Township of Piscataway, Middlesex County, New Jersey.

            (13) Parking Spaces: A total of sixty-one (61) spaces, all of which shall be unassigned.

            (14) Permitted Uses: Pharmaceutical research and development laboratory, general business offices uses and related activities by Lessee, any division thereof which is not a separate legal entity, or any permitted assignee or subtenant as herein provided, including Provid Research, the drug discovery, chemistry division of Lessee.

            (15) Term: Commencing on the date hereof and expiring ten (10) years from the Rent Commencement Date unless extended pursuant to the renewal option contained in Paragraph 50 hereof or terminated early due to a casualty or condemnation or pursuant to the early termination option contained in Paragraph 52 hereof.

                                   WITNESSETH:

            For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. DESCRIPTION. Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined in the Preamble (hereinafter called "Demised Premises" or "Premises") which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto, and made part of this Lease in the Building as defined in the Preamble (hereinafter called the "Building"), which is situated on the Office Building Area as defined in the Preamble (hereinafter called "Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together with the right to use in common with other Lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2. TERM. The Premises are leased for the Term as defined in the Preamble.

3. BASIC RENT. The Lessee shall pay to Lessor during the Term the Term Basic Rent as defined in the Preamble (hereinafter called "Term Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Term Basic Rent shall accrue at the Annual Basic Rent rate (as defined in the Preamble) and shall be payable in advance on the first day of each calendar month during the Term in monthly installments of Monthly Basic Rent as defined in the Preamble. Lessee shall pay Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff, except as expressly provided in this Lease. As used in this Lease, Basic Rent shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate. Anything contained herein to the contrary notwithstanding, no Term Basic Rent or the Additional Rent described in Section 22 of this Lease shall be due or payable with respect to any period prior to the Rent Commencement Date; it being agreed and understood, however, that during such period, Lessee shall pay all other Additional Rent which shall be due and payable pursuant to this Lease.

4. USE AND OCCUPANCY. Lessee shall use and occupy the Premises for the Permitted Uses as defined in the Preamble and for no other purpose.

5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.

            (A) Lessee covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances thereon, and shall, in the use and occupancy of the Premises comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises. Lessee shall also comply with any and all environmental requirements resulting from the Lessee's use of the Premises; this covenant to survive the expiration or sooner termination of the Lease. Notwithstanding the foregoing, provided Lessee is not in continuing default under this Lease beyond any notice and cure period and provided such is not prohibited under any mortgage or ground lease encumbering the Premises, Lessee shall have the right, at Lessee's expense, to contest the applicability or validity, in whole or in part, of any laws, codes, rules or regulations with which Lessee shall be required to comply hereunder and, so long as such proceeding is being conducted in good faith, with due diligence and in compliance with the requirements of any mortgage or ground lease encumbering the Premises (of which requirements Lessor shall have given Lessee written notice or, at Lessor's election, Lessor may provide Lessee with a copy of such Mortgage or ground lease), Lessee may defer compliance therewith pending the outcome of the contest, provided that such deferral shall (i) not result in any deprivation in the use of the Premises or the Building by any party entitled thereto; (ii) not result in any civil or criminal liability on the part of the Lessor or (iii) be completed at least 180 days prior to the expiration of the term. Lessee hereby agreeing to indemnify and hold the Lessor harmless from and against any and all losses, costs, claims or expenses arising out of or from such liability. Lessor shall, upon request by Lessee, reasonably cooperate with such contest provided that Lessee shall pay all costs incurred by Lessee in connection therewith. Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee agree that responsibility for compliance with the Americans with Disabilities Act of 1990, as the same may be amended or supplemented from time to time, or any successor statute and related laws, rules and regulations ("ADA") shall be allocated as follows: (i) Lessor shall be responsible for compliance with the provisions of ADA for all Common Facilities, exterior areas of the Building and any common areas within the Building (excluding Lessee Improvement Work); and (ii) Lessee shall be responsible for compliance with the provisions of ADA within the Premises and for all Lessee Improvement Work within or outside of the Premises.

            (B) Except for any repairs, maintenance or replacements necessitated by the act(s) or omission(s) of Lessor, its agents, servants, employees or contractors during the Term, Lessee shall, at its sole cost and expense, make all necessary non-structural repairs to the Premises and Lessee Improvement Work. Lessee's obligation to repair shall not extend to repairs that are necessitated by a requirement to comply with laws that are the Lessor's obligation(s). Lessor shall keep in good order and condition, and shall make all necessary repairs to the Common Facilities, to include the structural portions of the Building (including the roof, common areas, exterior walls and exterior windows), to the parking areas, and to the Building systems (including the heating, ventilating and air conditioning, electrical and plumbing lines and systems, except that Lessor shall not be responsible for maintaining or repairing any Lessee Improvement Work, including, but not limited to any separate split system HVAC system (the "Split System") installed by Lessee to service all or a portion of the Premises). In the event that Lessee installs a Split System to service the Premises, Lessee shall (i) during the Term enter into and pay for a service/labor contract with an air conditioning and heating contractor reasonably acceptable to Lessor, and (ii) deliver to Lessor copies of all warranties covering such Split System and related work and, upon termination of this Lease, assign such unexpired warranties to Lessor. Notwithstanding the foregoing, the cost of all such repairs by Lessor shall be included, subject to the other terms and conditions of this Lease, as an Operating Cost (as defined in Paragraph 22A). Lessor will not be responsible for making a repair to any system or any utilities installed by Lessee, unless the repair is necessitated by Lessor's or Lessor's agent's, servant's, visitor's, employee's or licensee's negligence or willful misconduct. Where a repair required to be made by Lessor has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, Lessor shall nevertheless make the repair, but Lessee shall pay to Lessor, as Additional Rent, within thirty (30) days of demand, the reasonable cost therefor.

            (C) All improvements made by Lessee to the Premises or Building (exclusive of any previously existing improvements located at the Building which are incorporated in those improvements made by Lessee to the Premises or Building), which are so attached to the Premises or Building that they cannot be removed without material injury to the Premises or Building (including, but not limited to the Split System), shall become the property of Lessor upon expiration or earlier termination of the Lease, whether paid for in whole or in part by Lessee, and except for those improvements and alterations specifically identified as such on Exhibit E-1 hereto (the "Removable Improvements") shall be and remain a part of the Premises and Building and the property of Lessor. Not later than the last day of the Term, Lessee shall, at Lessee's sole cost and expense, (i) remove all Lessee's personal property, the Removable Improvements and those improvements made by Lessee which do not become the property of Lessor as aforesaid, including trade fixtures, movable paneling, movable partitions and the like; (ii) repair all injury done by or in connection with the installation or removal of said property and improvements (if any); and (iii) surrender the Premises in at least as good condition as they were at the beginning of the Term, reasonable wear and tear and damage by fire or other casualty (other than that caused by the willful or unlawful misconduct of Lessee or Lessee's agents, employees or visitors) excepted. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be required, at or prior to the expiration or earlier termination of this Lease, to remove (i) computer access floors, standard construction partitions and standard ceilings; or (ii) pipes, wires, cables, conduit or the like from walls, ceilings or floors, provided that Lessee properly cuts, caps and disconnects same in a safe and lawful manner, flush with the applicable floor, wall or ceiling. Except as otherwise agreed upon in a writing signed by both Lessor and Lessee, all other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and

                  Lessee shall reimburse Lessor for the reasonable cost of such removal. Lessor may have any such property stored at Lessee's risk and reasonable expense.

            (D)

                  (i) In the event that Lessee is required to comply with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq. and its implementing regulations ("ISRA") because Lessee's operation at the Demised Premises is an "industrial establishment" as defined by ISRA, and if Lessee plans to change operations at the Demised Premises, or plans to transfer ownership or operations of the Demised Premises or closes its operations at the Demised Premises and such action would trigger the requirements of the ISRA, Lessee shall be responsible for taking all actions to comply with the ISRA, including, without limitation, filing all notices and forms and undertaking all investigations and remedial actions as required in order to complete the ISRA process. Lessee shall provide copies of all its submissions to the New Jersey Department of Environmental Protection ("DEP") and all correspondence received from the DEP to Lessor. Lessor agrees that it will reasonably cooperate with Lessee's compliance with ISRA hereunder, including, but not limited to, providing documents and other information needed by Lessee to complete forms and conduct investigations and executing (to the extent necessary) any forms required by the ISRA process.

                  (ii) Except as provided in the next sentence, Lessee shall be responsible for all costs and expenses it incurs with respect to compliance with ISRA to the extent that ISRA has been triggered whether by current operation or as a result of Lessee's change in operation, transfer of ownership or operations or closing of operations. To the extent that Lessee is required to undertake any field sampling to investigate an area of concern and/or is required to remediate any area of concern in connection with the Demised Premises, and such area of concern is an area of concern solely because of environmental conditions that pre-date Lessee's occupancy of the Demised Premises, or cause of actions or omissions of persons other than Lessee or the employees, agents, contractors or invitees of Lessee, Lessee shall not be responsible for the investigation and remediation of such areas and, in the event that such area of concern is an area of concern solely because of environmental conditions that predate Lessee's occupancy of the Demise Premises or because of any acts or omissions of Lessor, its agents, representatives or contractors, then Lessor shall reimburse Lessee for the reasonable costs and expenses incurred by Lessee for the investigation and remediation of such areas.

                  (iii) If Lessor: (a) transfers ownership or operations of the
                        Demised Premises or the property that includes the Demised Premises; or (b) closes its operations at the Demised Premises or the property that includes the Demised Premises, and as a result thereof triggers the requirements of ISRA, subject to the following proviso, Lessee shall not be responsible for taking any action to comply with ISRA, including, without limitation, filing any notices and forms and undertaking any investigations or remedial actions required in order to complete the ISRA process; provided, however, that Lessee shall be responsible for remediating or otherwise responding to any environmental condition which is caused by the acts or omissions of Lessee or its agents, contractors, representatives or invitees and shall otherwise reasonably cooperate with Lessor as required below. Lessor shall provide copies of Lessor's submissions to the DEP and correspondence received from the DEP to Lessee which relate in any part to the Demised Premises. Lessee agrees that in the event that Lessor may be required to comply with ISRA, Lessee will reasonably cooperate with Lessor's compliance, including, but not limited to, providing documents and other information needed by Lessor to complete forms and conduct investigations, and executing (to the extent necessary) any forms required by the ISRA process. Except as provided in the next sentence, Lessor shall be responsible for all costs and expenses it incurs with respect to compliance with ISRA to the extent that ISRA has been triggered solely as a result of Lessor's transfer of ownership or operations or closing of operations. To the extent that Lessor is required to undertake any field sampling to investigate an area of concern and/or is required to remediate any area of concern in connection with the Demised Premises, and such area of concern is an area of concern primarily because of environmental conditions caused by the actions or omissions of Lessee or the employees, agents, contractors or invitees of Lessee, Lessee shall indemnify and reimburse Lessor for all reasonable costs and expenses incurred by Lessee with respect to the investigation and remediation of such areas.

                  (iv) In the event Lessee fails to comply with ISRA as stated in this Subsection 5(D), and as a consequence thereof, Lessor, as a matter of law, is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including a monthly rental as set forth in
                        Section 24 hereof, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

            (E) As used herein, Hazardous Substances shall be defined as any hazardous chemical, hazardous substance, or hazardous or toxic material, waste, pollutants or contaminants, asbestos or petroleum or petroleum related substance or similar terms as defined in The Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Act, as amended and/or ISRA, the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection ("Environmental Laws"). It is understood and agreed that the provisions contained in this
                  Section 5 shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee, but shall thereafter be deemed to be a Hazardous Substance.

            (F)

                  (i) Lessee shall comply in all material respects with all applicable Environmental Laws with respect to its occupancy and operations at the Demised Premises, including, without limitation, obtaining all required permits, licenses or approvals required pursuant to applicable Environmental Laws with respect to Lessee's occupancy and use of the Demised Premises.

                  (ii) Lessee shall only handle, use, manufacture, store, process, transport or dispose of Hazardous Substances with respect to its occupancy and operations at the Demised Premises that are reasonably necessary and useful in Lessee's business and operations. The amount of Hazardous Substances that are maintained at the Demised Premises at any one time shall only be that amount of Hazardous Substances that are reasonably necessary in connection with Lessee's business and operations. Notwithstanding the foregoing, Lessee shall only handle, use, manufacture, store, process, transport or dispose of Hazardous Substances in material compliance with all applicable Environmental Laws.

                  (iii) Lessee agrees that it shall provide to Lessor, upon
                        Lessor's request, copies of material safety data sheets ("MSDS") (to the extent Lessee is required to have such sheets for a particular Hazardous Substance) with respect to any Hazardous Substance that is used by Lessee. Lessee shall provide such MSDS to Lessor within thirty (30) days of Lessor's request.

                  (iv) Lessee shall use all reasonable efforts to ensure that its operations do not result in environmental contamination of the Demised Premises and/or Office Building Area and that it will comply with all applicable Environmental Laws relating to the investigation and remediation of environmental contamination in the event that its operations do cause such contamination or potential contamination.

                  (v) Lessee shall conduct its operations so that it will not be required to obtain a permit with respect to the treatment, storage and disposal of hazardous waste pursuant to the Federal Resource Conservation and Recovery Act of 1976, as amended, or the analogous New Jersey statute regulating the management of hazardous waste. Lessee shall agree not to install any regulated underground storage tank at the Demised Premises and/or Office Building Area without the express written consent of Lessor, which consent may be withheld for any reason or no reason.

                  (vi) In performing any alterations to the Demised Premises and/or Building permitted by this Lease, Lessee shall not incorporate any Hazardous Substances into the physical structure of the Demised Premises and/or Building without the express written consent of Lessor, such consent not to be unreasonably withheld.

            (G) Lessor represents that based solely upon the contents of those certain reports identified on Exhibit F hereto, except as set forth in those certain reports identified on Exhibit F hereto (which Lessee acknowledges having received and reviewed):

                  (i) There have been no releases (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) of Hazardous Substances at the Demised Premises, except for releases that have been investigated and/or remediated pursuant to applicable Environmental Laws and as to which Lessor (or such other party as was responsible for the release) has obtained a no further action letter or negative declaration from the

                        DEP or the United States Environmental Protection Agency ("EPA").

                  (ii) There have been no filings, proceedings, investigations or remedial actions conducted with respect to the Demised Premises or the property containing the Demised Premises pursuant to ISRA, or its predecessor, the Environmental Cleanup Responsibility Act ("ECRA").

                  (iii) The Demised Premises do not contain any friable or
                        non-friable asbestos-containing material; electrical equipment containing polychlorinated biphenyls; urea formaldehyde insulation; underground storage tanks, or septic systems.

            (H) If Lessor, in its sole discretion, believes that the Demised Premises or the environment may have become contaminated with Hazardous Substances that must be reported, investigated, removed, remediated or otherwise responded to, Lessor, in addition to its other rights under this Lease, may enter upon the Demised Premises and obtain samples from the Demised Premises, including without limitation, the soil and groundwater under the Demised Premises, for the purposes of analyzing the same to determine whether and to what extent the Demised Premises or the environment have become so contaminated, provided that (i) Lessor shall provide Lessee with reasonable notice of its intent to enter the Demised Premises and conduct any inspection, including, but not limited to, its intent to obtain samples, which notice shall (except in the case of emergencies) be provided to Lessee at least five (5) business days prior to the date of the intended inspection; (ii) except in the case of an emergency, such inspections shall be conducted during normal business hours unless Lessee authorizes Lessor to make such inspections at other hours; (iii) such inspections shall minimize, to the greatest extent possible, any disruption to Lessee's operations, which (except in the case of an emergency) shall include rescheduling any such inspection at the reasonable request of Lessee; (iv) such inspections shall not require Lessee to reveal any confidential or proprietary information related to Lessee's business or operations; (v) such inspections shall be conducted at the sole cost and expense of Lessor (subject to any other right of indemnification provided pursuant to this Lease); (vi) Lessee shall have the right to have its employees and representatives (including, but not limited to, attorneys and environmental consultants) present during the inspection, provided that such right does not unreasonably interfere with Lessor's scheduling of such inspection; (vii) Lessee shall have the right to collect (at its own cost and expense) split samples; and (viii) Lessor shall promptly provide copies of all reports, analyses and data with respect to the inspection to Lessee, which Lessee agrees to keep confidential, unless compelled to disclose such information by a court or regulatory agency with jurisdiction over the Demised Premises. Lessee may not perform any sampling, testing, or drilling to locate any Hazardous Substances on, in or about the Demised Premises without Lessor's prior written consent, such consent not to be unreasonably withheld, except that if Lessee is obligated to conduct sampling, testing or drilling pursuant to ISRA or another applicable Environmental Law, Lessee may do so only after delivering at least five (5) days prior written notice to Lessor.

            (I)

                  (i) In addition to any other indemnity contained in this Lease, Lessee agrees to indemnify and hold harmless the Lessor from and against any and all liabilities, damages, claims, losses, judgments, causes of action, fine, penalty costs and expenses (including the reasonable fees and expenses of counsel, including costs of reporting, investigation, remediation or other response action) (collectively, "Environmental Damage") which may be incurred by the Lessor or threatened against the Lessor relating to or arising out of (a) Lessee's failure to comply with applicable Environmental Laws; (b) the release or disposal of Hazardous Substances on or from the Demised Premises and/or Office Building Area by Lessee or Lessee's employees, agents, contractors, or invitees; or (c) Lessee's failure to comply with covenants hereunder that relate to its use and handling of Hazardous Substances or its compliance with applicable Environmental Laws.

                  (ii) In addition to any other indemnity contained in this Lease, Lessor agrees to defend, indemnify and hold harmless the Lessee from and against all Environmental Damages which may be incurred by Lessee or threatened against Lessee relating to or arising out of (a) Lessor's failure to comply with applicable Environmental Laws, or (b) the release or disposal of Hazardous Substances on or from the Demised Premises or the property containing the Demised Premises which occurred prior to Lessee's occupancy of the Demised Premises or was otherwise caused by the acts or omissions of Lessor, its agents, representatives or contractors.

                  (iii) To the extent that any Environmental Damages are a
                        result of conditions that are covered by subsections I(i) and I(ii) above, the parties' respective obligations pursuant to this Section 5 shall be allocated comparatively, by taking into account the amount and toxicity of the Hazardous Substances that would be deemed the responsibility of Lessee pursuant to subsection I(i) above or Lessor pursuant to subsection I(ii) above, as well as the culpability of the parties with respect to the condition requiring investigation or remediation.

            (J) Lessee shall provide to the Lessor for review and comment copies of any documents that would be submitted to third parties (including governmental bodies) regarding any material environmental issues. Lessor shall provide its comments to Lessee within five (5) business days after delivery of such documents. For any matter where Lessor has an obligation to defend, indemnify or hold harmless the Lessee under this section, Lessee shall not be required to incur any cost or expense, unless such cost or expense relates to an activity in which Lessee is directed to engage by a regulatory agency or a court.

            (K) The covenants and agreements of Sections 5(D) through 5(J) inclusive shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises by Lessee and shall also survive the sale, lease or assignment of the Demised Premises (or property upon which the Demised Premises is located) by Lessor.

6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS.

            (A) Except as otherwise provided herein, Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises and/or Building. Except for alterations, additions or improvements which affect the structural components or roof of the Building or any of the Building's mechanical, heating, ventilating, air conditioning, plumbing, electrical or other systems, Lessor shall not unreasonably withhold or delay its consent to any alteration, addition or improvement to the Demised Premises. As a condition to Lessor consenting to any alteration, addition or improvement to be made by Lessee which will affect (i) the Building's roof, Lessee shall provide Lessor with, among other things reasonably requested by Lessor, documentary evidence stating that Lessee's proposed work will not render any roof warranty which Lessor has furnished to Lessee void or voidable (Lessor acknowledging that Exhibit H lists the roof warranties currently in effect); or (ii) the Building's mechanical, heating, ventilating, air conditioning, plumbing, electrical or other systems, Lessee shall, among other things reasonably requested by Lessor, (a) provide Lessor which plans signed and sealed by CUH2A, Inc. or another engineering firm, reasonably acceptable to Lessor (with experience in the design of the type of Building system to be altered by Lessee), indicating the scope of the work to be performed; Lessor hereby agreeing that the provision of such Building services to any other tenant in the Building will not be materially diminished following completion of such work; unless Lessor obtains approval from any affected tenant, and (b) provide Lessor with documentary evidence stating that Lessee's proposed work will not render any applicable Building system warranty which Lessor has furnished to Lessee void or voidable (Lessor acknowledging that Exhibit I lists the Building system warranties currently in effect). Prior to commencing any alterations, additions or improvements which may interrupt the Building Services to other tenants, Lessee shall enter into a written agreement with Lessor and all other tenants then occupying the Building, in form and content reasonably acceptable to Lessor and acceptable to such other tenants, setting forth the dates and times when Lessee's proposed work may interrupt the Building Services to such other tenants and whereby such other tenants consent to the scheduled interruptions. Any approval granted, or any agreement entered into, by Lessor hereunder shall not be deemed to be a certification by Lessor that the work to be performed by Lessee will not interfere with or materially diminish the affected Building services provided to the other Building tenants. Any alterations, additions or improvements approved by Lessor, shall be performed by Lessee, at its sole cost and expense, using reputable licensed contractors and subcontractors approved by Lessor, which approval shall not be unreasonably withheld or delayed.

            (B) All such alteration, addition or improvement work shall be performed in a good and workmanlike manner using new materials or materials of a quality consistent with first-class work of similar type to the Lessee Improvement Work and in compliance with all applicable statutes, laws, codes, rules, regulations and requirements of all governmental and quasi-governmental authorities having jurisdiction thereof and all requirements of any mortgage or ground lease encumbering the Premises or the insurer(s) insuring the Building (of which requirements Lessor shall have given Lessee written notice or, at Lessor's election, Lessor may provide Lessee with a copy of such Mortgage or ground lease). Prior to performing any such alteration, addition or improvement work, Lessee or its contractor(s) shall obtain, at Lessee's sole cost and expense, all necessary governmental and quasi-governmental permits, approvals, certificates and authorizations relating to such work and shall deliver copies thereof to Lessor. Upon completion of any alteration, addition or improvement work, Lessee shall promptly obtain, at its sole cost and expense, and deliver to Lessee a copy of all required governmental and quasi-governmental certificates and/or sign-offs evidencing such completion. Notwithstanding anything to the contrary contained in this Lease, Lessee may make alterations, improvements or additions to the Premises with an aggregate cost within any 12 month period of less than $10,000.00 without the consent of Lessor being first obtained; provided, however, that any such alterations, improvements or additions
                  (i) shall be made in a good and workmanlike manner; (ii) shall be made in accordance with all of the other terms and conditions of this Lease; (iii) shall not affect any areas of the Building other than the Premises; (iv) are not prohibited by any mortgage or ground Lease as aforesaid; and (v) do not affect any structural elements of the Building or Building systems.

            (C) Lessor agrees that at no expense to Lessor, it will, to the extent reasonably necessary, (i) execute applications required by the local planning board and similar authorities, and (ii) otherwise reasonably cooperation with Lessee, in connection with Lessee obtaining the required governmental or quasi-governmental approval of the Lessee Improvement Work and challenging any applicable laws which threaten to prevent the Premises from being used for the Permitted Use.

7. ASSIGNMENT AND SUBLEASE. Lessee may not mortgage, pledge, hypothecate, assign, transfer or sublet this Lease or the Premises in any manner except as specifically provided for in this Section 7:

            (A) Lessee may assign this Lease or sublet the whole or any portion of the Premises (including, but not limited to, an assignment of this Lease made in connection with a spin-off of the Provid Research division of Lessee, provided that Lessee remains primarily liable under this Lease and the Provid Research division's operations continue at the Demised Premises), subject to Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. All assignments of this Lease or any sublease of the whole or any portion of the Demised Premises (regardless of whether Lessor's consent is required) shall be on the basis of the following terms and conditions:

                  (i) The Lessee shall provide to Lessor the name and address of the assignee or sub-lessee.

                  (ii) The assignee shall assume by written instrument all of the obligations of this Lease or any subtenant shall take subject to all of the obligations of this Lease, and a copy of such assumption agreement or sublease, as applicable, shall be furnished to Lessor together with Lessee's written request for Lessor's consent, which consent shall be granted or denied (with reasons for such denial), within twenty (20) days after receipt of Lessee's request therefor.

                  (iii) The Lessee and each assignee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including, but not limited to, the payment of Term Basic Rent and Additional Rent reserved herein, as and when required to be paid, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified if at all and each subtenant shall take subject to all of the covenants and provisions of this Lease, as the same shall be renewed, extended or otherwise modified if at all.

                  (iv) The acceptance by Lessor of any Basic Rent and/or Additional Rent from the assignee or from any of the subtenants or the failure of Lessor insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any such assignee or subtenant, from any and all of the obligations herein during and for the entire Term of this Lease.

                  (v) Lessee shall reimburse Lessor for its reasonable out-of-pocket expenses, incurred for reviewing and processing each request for consent to any sublet or assignment (including, but not limited to, reasonable attorney's fees).

                  (vi) Lessee shall have no claim, and hereby waives the right to any claim, against Lessor money damages by reason of any refusal, withholding or delaying by Lessor of any consent, and in such event, Lessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

            (B) If Lessor shall give its consent to any assignment of this Lease or to any sublease, Lessee shall in consideration therefor, pay to Lessor, as Additional Rent, fifty (50%) percent of the Assignment Profits or the Sublease Profits, as the case may be:

                  (i) "Assignment Profits" shall mean the amount by which all sums and other considerations paid to Lessee by the assignee for or by reason of such assignment exceeds the brokerage commissions actually paid by Lessee in connection with such assignment and other expenses reasonably incurred by Lessee in connection with such assignment for which Lessee provides reasonably satisfactory evidence thereof to Lessor (including, without limitation, reasonable legal fees and disbursements directly incurred in connection with such assignment, improvement allowances and other cash concessions (including so-called "free rent") paid by Lessee, advertising expenses, construction expenses, architectural and planning expenses, any expenses payable to Lessor with respect to the assignment or sublet (including without limitation any payments paid or payable pursuant to
                        Section 7(A)(v) hereof), permitting and licensing costs and lease takeover payments). Assignment Profits shall exclude sums paid by the assignee for any Lessee's personal property, equipment, and trade fixtures unless the payment of such sums constitute a subterfuge to avoid legitimate inclusion in the above-described computation of Assignment Profits. The sums payable under this Subsection B(i) shall be paid to Lessor as and when paid by assignee to Lessee.

                  (ii) "Sublease Profits" shall mean the amount by which any rents, additional charges or other consideration paid by the sub-lessee to the Lessee in respect of the sublet premises exceeds the sum of (1) the Annual Basic Rent and Additional Rent accruing during the term of the sublease in respect of the sublet premises (at the rate per rentable square foot payable by Lessee hereunder),
                        (2) brokerage commissions actually paid by Lessee in connection with the sublease (amortized over the term of the sublease), (3) the unamortized portion (computed on a straight-line basis over the term of the sublease in accordance with generally accepted accounting principles consistently applied) of the bona fide cost of (x) the Lessee Improvement Work (net of the amount of the Lessee Allowance) and (y) the alterations made by Lessee in preparing the subleased space, and (4) other expenses reasonably incurred by Lessee in connection with the sublease for which Lessee provides satisfactory evidence thereof to Lessor, amortized over the term of the sublease (including without limitation, reasonable legal fees and disbursements directly incurred in connection with such sublease, improvements allowances and other case concessions paid by Lessee, advertising expenses, construction expenses, architectural and planning expenses, any expenses payable to Lessor with respect to the assignment or sublet (including without limitation any payments paid or payable pursuant to Section 7(A)(v) hereof), permitting and licensing costs and lease takeover payments). Sublease Profits shall exclude sums paid by the sub-lessee for any of Lessee's personal property, equipment, and trade fixtures unless the payment of such sums constitute a subterfuge to avoid legitimate inclusion in the above-described computation of

                        Sublease Profits. The sums payable under this Subsection B(2) shall be paid to Lessor as and when paid by the sublessee to Lessee. Lessee shall use reasonable efforts to collect from such sublessee all rents, additional charges and other consideration owing to Lessee.

            (C) Any sublet or assignment to an affiliated company shall not require Lessor's prior written consent, but shall require Lessee to deliver to Lessor at least fifteen (15) days prior written notice of such assignment or sublease and all other provisions of this Section, other than Sections 7(A)(ii), (v) and 7(B), shall apply. As used herein, "affiliated company" shall mean any corporation or other business entity which controls, is controlled by, or is under common control with, Lessee at the time of such assignment or subletting and at all subsequent times that such party is in occupancy of the Premises. For the purposes hereof, "control" shall be deemed to mean with respect to a corporation, ownership of more than 50% of all of the voting stock of such corporation and with respect to a partnership or other entity, the ownership of more than 50% of all the legal and equitable interests in such partnership or any other entity and the right to control the management and decision-making of such partnership or other entity. Lessee may, without the consent of Lessor, assign or transfer this Lease or sublet the Premises in whole or in part to: (i) a corporation or other entity into which or with which Lessee is merged or consolidated; or (ii) a corporation or other entity acquiring this Lease and all or substantially all of the other property of Lessee and assuming all or substantially all of the liabilities of Lessee; or (iii) a corporation or other entity with which Lessee is or may become affiliated; provided, however, that the same utilize the Premises consistent with the uses provided for herein. In connection with any transactions set forth in clauses (i),
                  (ii) or (iii) of this Section 7(C), Sections 7(A)(ii), (v) and 7(B) shall not apply. In addition, Section 7(B) shall not apply with respect to an assignment or sublet relating to Lessee's spin-off of its Provid Research division; provided that Lessee remains primarily liable under this Lease and the Provid Research division's operations continue at the Demised Premises.

            (D)

                  (i) In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee pursuant to any state or federal bankruptcy or receivership statute or procedure, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered by

                        Lessee or any trustee, receiver, or other representative or agent of Lessee pursuant to any state or federal bankruptcy or receivership statute or procedure, as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), then, unless prohibited by applicable law, it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as each such Disposition the Grantor shall given written notice to Lessor in reasonable detail of all the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor, unless prohibited by applicable law, shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                  (ii) Lessor shall have fifteen (15) business days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

            (E) Without limiting any of the provisions of Sections 11 and 12, if pursuant to the Federal Bankruptcy Code (herein the "Code"), or any similar law hereafter enacted having the same general purpose, Lessor declines the right provided it in Subsection 7(D) hereof and Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to one
                  (1) year's Annual Basic Rent and Additional Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Lessor), which deposit shall be held by Lessor for the balance of the Term, in an interest-bearing account, as security for the full performance of all of Lessee's obligations under this Lease.

            (F) Except as specifically set forth above, no portion of the Demised Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease.

8. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessor shall not enforce the rules and regulations in a discriminatory manner. If there is any inconsistency between the rules and regulations and the provisions set forth in the body of this Lease, the provisions set forth in the body of this Lease shall prevail. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry (which information shall be supplied to Lessee upon request, to the extent such information is in Lessor's possession) and which is allowed by law. Lessor reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgment, to absorb and prevent vibration, noise and annoyance. In no event shall any rule or regulation be applicable to Lessee to the extent that such rule or regulation would materially restrict Lessee's right to use and occupy the Demised Premises for any of the purposes set forth as a Permitted Use.

9. DAMAGES TO BUILDING/WAIVER OF SUBROGATION.

            (A) If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if any damage to the Premises costing more that Fifty Thousand and 00/100 ($50,000) Dollars occurs within the last twelve
                  (12) months of the Term, then Lessor (or Lessee with respect to such damage to the Premises within the last 12 months of the Term) may, no later than the sixtieth (60th) day following the damage, give Lessee (or Lessor, as the case may be) a notice of election to terminate this Lease. In said event of election, this Lease shall be deemed to terminate effective on the thirtieth (30th) day after the giving of said notice. Lessee shall surrender possession of the Premises on or before the effective date of termination and the Term Basic Rent and any Additional shall be apportioned as of the date of said termination date, and any Term Basic Rent or any Additional Rent paid for any period beyond the effective termination date shall be repaid to Lessee. If Lessor and Lessee shall not have the right to terminate this Lease as provided in this Section 9, or if, despite Lessor's or Lessee's right to terminate, Lessor nor Lessee elects to terminate this Lease pursuant to any right contained herein, Lessor shall (except as set forth in the following sentence) restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined and Lessee shall have no right to terminate this Lease, except as specifically set forth in subsection 9(B) below. Notwithstanding the foregoing, if Lessor is required to restore the Building and Premises pursuant to the provisions of this Section 9, Lessee shall, subject to Force Majeure, promptly commence and prosecute restoration of all Lessee Improvement Work, and such other fixtures, improvements or systems owned and/or installed by Lessee, following substantial completion of Lessor's restoration work (or at such earlier time as Lessee and Lessor mutually agree). In addition to all other applicable provisions of this Lease, Lessee's restoration work shall be performed and completed in accordance with the provisions of Sections 6 and 26 hereof.

            (B) Anything contained in this Section 9 to the contrary notwithstanding, within sixty (60) days after Lessee has given written notice to Lessor of any damage to the Building that materially impairs Lessee's ability to conduct its business in the Premises, Lessor shall deliver to Lessee a statement prepared by a reputable contractor selected by Lessor and reasonably acceptable to Lessee, setting forth such contractor's estimate as to the time required for Lessor to repair such damage to the Building for which Lessor is responsible. If the estimated time period exceeds one hundred eighty (180) days from the date of such damage, Lessee may elect to terminate this Lease by notice to Lessor not later than thirty (30) days following receipt of such statement. If Lessee shall not elect to terminate this Lease as aforesaid (or is not entitled to terminate this Lease pursuant to this Section), then Lessor and Lessee shall restore the Building and the Premises as required herein with reasonable promptness.

            (C) In the event the Premises shall have been rendered untenantable in whole or part due to damage by fire or other casualty and this Lease shall not have been terminated pursuant to subsections 9(A) or 9(B) above, then notwithstanding anything in this Section 9 to the contrary, Lessee shall have the right to terminate this Lease if the restoration work to be performed by Lessor with respect to the Building shall not have been substantially completed within one hundred eighty (180) days of the date of the occurrence of the damage for any reason, subject to delay caused by Lessee or Lessee's employees, agents, or contractors or Force Majeure, but in no event later than two hundred forth (240) days in the aggregate after the date of occurrence of the damage. Lessee shall exercise its right to terminate this Lease by giving written notice of termination to Lessor on or before the date that is thirty (30) days after the expiration of the aforesaid one hundred eighty (180) period, as extended by Force Majeure as aforesaid. In the event Lessee exercises its right to terminate this Lease, this Lease shall terminate on the thirtieth (30th) day following Lessor's receipt of Lessee's written notice of termination, unless the restoration work to be performed by Lessor with respect to the Building shall have been substantially completed within said thirty
                  (30) day period. In the event Lessor determines, as the restoration work progresses, that it will not be able to substantially complete the restoration work to be performed by Lessor with respect to the Building within one hundred eighty
                  (180) days of the date of the vesting of title (whether for Force Majeure or otherwise), Lessor shall promptly notify Lessee in writing ("Delay Notice") of the Lessor's reasonable estimate of time period required to substantially complete such restoration work. Lessee shall be deemed to have consented to a delay in the date for substantial completion of the restoration work unless Lessee shall notify Lessor in writing within ten (10) days of its receipt of the Delay Notice that Lessee desires to terminate this Lease in which event the Lease shall terminate thirty (30) days following Lessor's receipt of the written termination notice, provided, however, that Lessee shall not be permitted to terminate this Lease pursuant to this sentence, if substantial completion of Lessor's restoration work can reasonably be achieved within two hundred forty (240) days of the date of the occurrence of the damage. Term Basic Rent and Additional Rent shall be apportioned as of the date of the occurrence of the damage if the entire Premises shall have been rendered untenantable or on the effective termination date if only part of the Premises shall have been rendered untenantable.

            (D) In any case in which use of the Premises (or access thereto) is materially affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Annual Basic Rent for the period for which and the extent to which the Premises are not reasonably usable and enjoyable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Section 9 shall include repairs.

                  If the damage results from the fault of Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Term Basic Rent, except to the extent of any rent insurance received by Lessor.

10. EMINENT DOMAIN.

            (A) If Lessee's use of the Premises or if Lessee's access to the Premises or the parking area serving the Building are materially affected such that Lessee cannot use the Premises for its intended use during the remainder of the Term, due to the taking by eminent domain of (i) the Premises or any part thereof or any estate therein; or (ii) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Term Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Term Basic Rent or Additional Rent paid for any period beyond said date shall be reimbursed to Lessee. Under such circumstance, Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of the Lessee Improvement Work (less an amount equal to the unamortized portion of the Lessee Allowance paid to Lessee, computed on the straight-line basis over the initial Term of this Lease), for loss of business and for moving expenses, provided the same shall in no way affect or diminish Lessor's award.

            (B) In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Term Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for loss of business, provided the same shall in no way affect or diminish Lessor's award. Under such circumstances, Lessor shall include as part of its claim for such eminent domain taking, an amount equal to the replacement value of the Lessee Improvement Work affected by such taking. Any net proceeds received by Lessor relating to the taking of the Lessee Improvement Work shall be allocated as follows: (x) first, to the Lessor an amount equal to the lesser of the Lessee Allowance paid to Lessee, or an amount equal to the net proceeds received by Lessor for the Lessee Improvement Work affected by such taking, times a fraction where (a) the numerator is the Lessee

                  Allowance, and (b) the denominator is the total cost of the Lessee Improvement Work, which shall be retained by Lessor (subject to the provisions of the following sentence), and (y) the balance, if any, to Lessee to be used for Lessee's restoration obligations hereunder. To the extent that any condemnation proceeds are retained by Lessor, such proceeds shall be held by Lessor in trust, in an interest-bearing account and provided no Event of Default has occurred and is continuing, disbursed to Lessee subject to the same conditions for disbursement of the Lessee Allowance as set forth in
                  Section 26(C) of this Lease, following final completion of the restoration work required to be done by Lessee pursuant to subsections 10(C) through 10(E) below.

            (C) If this Lease is not terminated as provided in Section 10(A) above, Lessor shall (except as set forth in the following sentence) restore the Building and the Premises with reasonable promptness following the date when title vests pursuant to such taking, subject to Force Majeure, as hereinafter defined and Lessee shall have no right to terminate this Lease, except as specifically set forth in subsection 10(D) below. Notwithstanding the foregoing, if Lessor is required to restore the portion of the Building and Premises affected by such taking, pursuant to the provisions of this Section 10, Lessee shall, subject to Force Majeure, promptly commence and prosecute restoration of all affected Lessee Improvement Work, and such other fixtures, improvements or systems owned and/or installed by Lessee, following substantial completion of Lessor's restoration work (or at such earlier time as Lessee and Lessor mutually agree). In addition to all other applicable provisions of this Lease, Lessee's restoration work shall be performed and completed in accordance with the provisions of Sections 6 and 26 hereof.

            (D) Anything contained in this Section 10 to the contrary notwithstanding, within sixty (60) days after the date when title vests pursuant to such taking described in Section 10(B) above, Lessor shall deliver to Lessee a statement prepared by a reputable contractor selected by Lessor and reasonably acceptable to Lessee, setting forth such contractor's estimate as to the time required for Lessor to restore the portion of the Building for which Lessor is responsible. If the estimated time period exceeds one hundred eighty (180) days from the date when title vests pursuant to such taking, Lessee may elect to terminate this Lease by notice to Lessor not later than thirty (30) days following receipt of such statement. If Lessee shall not elect to terminate this Lease as aforesaid (or is not entitled to terminate this Lease pursuant to this Section,) then Lessor and Lessee shall restore the Building and the Premises as required herein with reasonable promptness.

            (E) Notwithstanding anything in this Sectino10 to the contrary, Lessee shall have the right to terminate this Lease if the restoration work to be performed by Lessor with respect to the Building shall not have been substantially completed, for any reason, within one hundred eighty (180) days from the date when title vests pursuant to such taking, subject to delay caused by Lessee or Lessee's employees, agents, or contractors or Force Majeure, but in no event later than two hundred forty
                  (240) days in the aggregate after the date when title vests pursuant to such taking. Lessee shall exercise its right to terminate this Lease by giving written notice of termination to Lessor on or before the date that is thirty (30) days after the expiration of the aforesaid one hundred eighty (180) period, as extended by Force Majeure as aforesaid. In the event Lessee exercises its right to terminate this Lease, this Lease shall terminate on the thirtieth (30th) day following Lessor's receipt of Lessee's written notice of termination, unless the restoration work to be performed by Lessor with respect to the Building shall have been substantially completed within said thirty (30) day period. In the event Lessor determines, as the restoration work progresses, that it will not be able to substantially complete the restoration work to be performed by Lessor with respect to the Building within one hundred eighty (180) days of the date of the vesting of title (whether for Force Majeure or otherwise), Lessor shall promptly notify Lessee in writing ("Delay Notice") of the Lessor's reasonable estimate of time period required to substantially complete such restoration work. Lessee shall be deemed to have consented to a delay in the date for substantial completion of the restoration work unless Lessee shall notify Lessor in writing within ten (10) days of its receipt of the Delay Notice that Lessee desires to terminate this Lease in which event the Lease shall terminate thirty (30) days following Lessor's receipt of the written termination notice, provided, however, that Lessee shall not be permitted to terminate this Lease pursuant to this sentence, if substantial completion of Lessor's restoration work can reasonably be achieved within two hundred forty (240) days of the date of the vesting of title.

11. INSOLVENCY OF LESSEE, OTHER DEFAULTS. If an Event of Bankruptcy (as hereinafter defined) shall occur, Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as provided in Section 13 hereof.

            The following shall be "Events of Bankruptcy" under this Lease:

            (A) Lessee's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S. C. ss.101 et seq. (as may be amended, supplemented or replaced from time to time, the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States as applicable to Lessee (the "Insolvency Laws");

            (B) the appointment of a receiver or custodian for all or a substantial portion of Lessee's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Lessee's real or personal property which shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from entry thereof;

            (C) the filing of a voluntary petition by Lessee under the provision of the Bankruptcy Code or Insolvency Laws;

            (D) the filing of an involuntary petition against Lessee as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

            (E) Lessee's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

12. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of Term Basic Rent, or any Additional Rent, or defaults pursuant to Subsection 29(A)(v) hereof or permits the Premises to become deserted, abandoned or vacated or defaults in the performance of any of the other covenants and conditions hereof, Lessor shall (except for a Term Basic Rent default, where at least two (2) other Term Basic Rent defaults have occurred during the then preceding twelve (12) month period of which Lessor has given Lessee notice) give Lessee notice of such default, and if Lessee does not (i) pay the amount of Term Basic Rent within ten
(10) days of the giving of the aforementioned required notice, or if no notice is required within ten (10) days from the date such payment was due, or (ii) cure any Additional Rent default within ten (10) days of the giving of such notice, or (iii) cure the default pursuant to Subsection 29(A)(v) within forty-eight (48) hours of the giving of such notice, or (iv) cure any other default within thirty (30) days after giving of such notice (provided that if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default and such default is not thereafter cured within the lesser of (a) one hundred twenty (120) days from the giving of such notice or (b) such period of time from the giving of such Notice which equals the amount of time which Lessor has to cure a similar non-monetary default as described in any underlying mortgage, lease or trust deed, as same may be extended by said mortgagee, lessee or trustee from time to time; it being agreed that Lessor shall provide

Lessee with a copy of such mortgage, lease or trust deed or notice of the relevant provisions) (each of the foregoing being an "Event of Default"), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 11 or 12 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

13. DEFICIENCY.

            (A) In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the Term Basic Rent or Additional Rent therefor. Term Basic Rent and Additional Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Term Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Term Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rents days above specified, Lessee shall not be entitled to any surplus accruing as a result of any such reletting nor shall any surplus be applied to offset any damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof.

            (B) Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, an amount equal to the difference between (i) the Term Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the Term demised (assuming the Lease had not been terminated by reason of such default), as the same may have been extended or renewed, and (ii) the then fair and reasonable rental value of the Premises for the same period (net of a six month reletting period); both discounted to present worth at the then current Applicable Treasury Rate. The "Applicable Treasury Rate" shall equal the then current yield on U.S. Treasury obligations having a maturity which is closest to the date of expiration of the Term demised (assuming the Lease had not been terminated by reason of such default), as the same may have been extended or renewed. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated.

            (C) Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force. In addition, if an Event of Default occurs which results in the Lessor recovering possession of the Demised Premises, Lessor shall be under no duty to mitigate Lessee's damages as provided for in this Section 13. Lessor's remedies hereunder are in addition to any remedy allowed by law or in equity.

14. SUBORDINATION OF LEASE. Subject to the provisions contained in any subordination, non-disturbance and attornment agreement executed by and among Lessor, Lessee and the holder of any underlying lease, mortgage or trust deed, this Lease and any option contained herein shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgage or trust deed, be subject and subordinate to any such underlying leases and to any such mortgage or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of any said mortgage or trust deed or by any of the Lessors under such underlying leases. If any mortgage or deed of trust is foreclosed or if a deed in lieu of foreclosure covering the Office Building Area is given to the holder of a mortgage or deed of trust (or its designee), Lessee shall, on request, attorn to the holder of such mortgage, or deed of trust (or its designee). If any underlying lease to which this Lease is subject shall be terminated, Lessee shall, on request, attorn to the owner of the reversion. Notwithstanding anything to the contrary contained herein, the foregoing subordination of this Lease shall be conditioned on the holder of any underlying lease or holder of any mortgage or trust deed entering into a subordination, non-disturbance and attornment agreement ("SNDA") with Lessee substantially in the form attached hereto as Exhibit G. With respect to any mortgage encumbering the Office Building Area on the date hereof, Lessor shall deliver the SNDA on the date hereof. Lessor represents that there are no ground or similar underlying leases currently affecting the real property of which the Premises are a part.

15. SECURITY DEPOSIT/LETTER OF CREDIT. On or prior to the date hereof, Lessee shall have deposited with Lessor an irrevocable standby letter of credit issued by BankBoston, N.A., in the face amount of One Hundred Fifty Thousand Dollars ($150,000) and in form satisfactory to Lessor (the "Letter of Credit"). The Letter of Credit shall have an initial term of five (5) years and thereafter, during the Term, shall be renewed by Lessee not later than thirty (30) days prior to the expiration of such Letter of Credit (as extended from time to time). Each renewal Letter of Credit shall be issued by a bank or other financial institution reasonably acceptable to Lessor (if the credit rating of such entity is at least equal to that of the initial issuer as of the date hereof then such entity shall be deemed acceptable to Lessor) and shall be in the same amount and on the same terms and conditions as the initial Letter of Credit. The obligation to renew the Letter of Credit shall continue throughout the Term and the Letter of Credit shall not be permitted to expire or terminate until at least ninety-one (91) days after the last day of the Term. If any Event of Default has occurred, Lessor may at any time from time to time and without prejudice to any other remedy, draw down all or any portion of the Letter of Credit to the extent necessary to make good any arrears of any amount due but not paid under this Lease, or any other damage, injury, expense or liability caused to Lessor by such Event of Default. The Letter of Credit shall not be considered an advance payment of rent or a measure of Lessor's damages in case of default by Lessee. In the event of the sale or transfer of Lessor's interest in the Demised Premises, Lessor shall have the right to transfer all or any portion of Letter of Credit to the purchaser or transferee (and Lessee will take such actions as are necessary to cause the Letter of Credit to be issued in the name of such transferee), and upon such transfer Lessee shall thereafter look only to the new lessor for the return of the Letter of Credit, and Lessor shall thereupon be released from all liability to Lessee for the return of or account for such Letter of Credit. If all or any portion of the Letter of Credit is used, applied or retained by Lessor, Lessee shall, within ten (10) days after a draw on the Letter of Credit, cause the amount available under the Letter of Credit to be increased to One Hundred Fifty Thousand Dollars ($150,000). Draws on the Letter of Credit shall require only delivery of a certification by Lessor that there has occurred an Event of Default under the Lease and the issuer shall be entitled to rely thereon without need to verify the factual accuracy thereof.

16. RIGHT TO CURE BREACH. If Lessee breaches any covenant or condition of this Lease and if the giving of notice by Lessor is required pursuant to this Lease, then if such breach is not cured within any applicable notice and cure period contained in this Lease, Lessor may, on not less than (10) days prior written notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including reasonable attorneys' fees, with interest thereon at the Interest Rate (as hereinafter defined) incurred by Lessor in so doing shall be deemed Additional Rent payable on demand.

17. LIENS.

            (A) Lessee shall not allow any lien or other encumbrance to be filed upon any interest of Lessor or any ground or underlying lessor in any portion of the Premises, the Building and/or Office Building Area. If, because of any act or omission (or alleged act or omission) of Lessee, any construction lien claim or other lien (collectively "Lien"), charge, or order for the payment of money or other encumbrance shall be filed against Lessor and/or any ground or underlying lessor and/or any portion of the Premises, the Building or Office Building Area (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Lessee shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after the filing thereof; and Lessee shall indemnify and save harmless Lessor and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Lessee fails to comply with the foregoing provisions, Lessor shall have the option of discharging or bonding any such Lien, charge, order, or encumbrance, and Lessee agrees to reimburse Lessor for all reasonable costs, expenses and other sums of money in connection therewith (as Additional Rent) with interest at the Interest Rate upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Lessee of any contractor or subcontractor of Lessee for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Lease Term, are, to the extent allowed by applicable law, hereby charged with notice that they are to look exclusively to Lessee to obtain payment for same.

            (B) "Interest Rate" shall mean a rate per annum equal to the prime or base commercial lending rate from time to time announced by Citibank N.A. (or its successors) to be in effect at its principal office in New York, New York plus three (3%) percent bu in no event in excess of the maximum rate of interest permitted under applicable law.

18. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on prior reasonable notice (which need not to be in writing, but Lessor shall make reasonable efforts to deliver same to Lessee) to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises as Lessor is required or permitted to make hereunder or otherwise at the Building, as Lessor deems reasonably necessary or desirable. Lessee shall be entitled to have a representative accompany Lessor at the appointed time of entry; provided that such does not unreasonably interfere with or prevent Lessor from taking the aforementioned actions. Lessee shall have no claims or cause of action against Lessor by reason thereof, but Lessor shall use reasonable efforts to minimize any such disturbance consistent with practices in office buildings similar to the Building in the Piscataway area.

19. SERVICES TO BE PROVIDED BY LESSOR.

            (A) Subject to intervening laws, ordinances, regulations and executive orders, if any, Lessor agrees to furnish during Building Hours (as defined in Section 40D), except on holidays as set forth on Exhibit D attached hereto and made a part hereof, and at such other hours as provided herein, subject to reimbursement as provided for in Section 21 and 22, the following:

                  (i) The cleaning services, as set forth on Exhibit C attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit C, Lessee shall pay the cost of all other cleaning services required by Lessee.

                  (ii) Heating, ventilating and air conditioning (herein "HVAC") to the Premises; provided, however, that if Lessee elects to install a Split System to service only the Premises, then Lessor shall no longer be responsible for furnishing HVAC to the Premises and the Annual Basic Rent shall be reduced by $1 per gross rentable square foot of space contained in the Premises. Lessor hereby consents, subject to the other provisions of Section 6 and the applicable provisions of Section 5 of this Lease, to the installation by Lessee of a Split System for supplying HVAC to the Premises, and if Lessee makes the foregoing election, then all of the foregoing shall be included in the definition of Lessee Improvement Work. Lessor shall, subject to the provisions of Section 6 and the applicable provisions of Section 5 of this Lease, permit Lessee at Lessee's sole cost and expense, to tie into the existing hot and cold water supply and condenser water supply, the existing base Building ventilation ductwork and other systems of the Building as is reasonably necessary to adequately service the Split System. Lessor shall furnish HVAC to the Common Facilities together with Common Facilities lighting and electric energy. Lessor shall provide electric energy for overhead lighting and outlet usage in the Premises during Building Hours and non-Building Hours (the consumption costs of which shall be borne by Lessee), which shall not exceed four (4) watts per square foot of the Premises per working hour (it being agreed that Lessee may, as part of its Lessee Improvement Work and if permitted by the company providing electrical service to the Demised Premises, upgrade the electrical capacity to approximately 800 amps at 480/277 volts); provided, however, that in the event that Lessee elects to have the electric or any other utility serving the Premises directly metered by the utility company providing such service (rather than sub-metered by Lessor), then, upon Lessor obtaining such direct service, the Lessor shall not be responsible for providing any such electric or utility service to the Premises and the work related to such election shall be included in the definition of Lessee Improvement Work.

                  (iii) During Building Hours and non-Building Hours, cold and hot water for drinking and lavatory purposes and gas service; subject to the provisions set forth in subject A (ii) above regarding Lessee's election to have such services directly metered.

                  (iv) Snow plowing and lawn care (including, without limitation, the planting of seasonal plants in the courtyard portion of the Office Building Area) consistent with other buildings of similar class as that of the Building in the area of the Building.

                  (v) No later than December 31, 1998, Lessor shall repave the courtyard portion of the Office Building Area and replant the area with seasonal plants.

            (B) Lessee shall have access to the Building, parking area and the Premises twenty-four (24) hours per day, seven (7) days per week, subject to reasonable security provisions that may be established from time to time by Lessor with respect to such access during non Building Hours.

20. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not, except as otherwise provided herein, entitle Lessee to any claim against Lessor or to any abatement of Term Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by any interruption or curtailment of any service maintained by Lessor, or for any other reason, including, without limitation, Force Majeure, (other than any interruption of electric or any other utility service not provided by Lessor pursuant to Section 19 above and/or by any other interruption caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees), there shall be a proportionate abatement of Monthly Basic Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. The remedies provided for in this Section 20 shall be Lessee's sole remedies for any interruption of service or use as described above.

21. ELECTRICAL AND OTHER UTILITY SERVICES.

            (A) Lessee, as part of the Lessee Improvement Work, shall install all such sub-meters required to measure all electrical and other utility consumption required for Lessee's use and occupation of the Premises. Lessee shall be responsible for the payment to Lessor, as Additional Rent, the amount charged by the utility company furnishing such electrical power and other utility service, as registered on each such sub-meter. Lessor shall cause each such sub-meter to be read monthly and shall invoice Lessee on a monthly basis for Lessee's electrical and other utility consumption. Such amounts shall be paid by Lessee within ten (10) days after being invoiced by Lessor. Notwithstanding anything to the contrary contained in this subsection 21(A), Lessee may elect, at Lessee's sole cost and expense (subject to the provisions of Section 6 of this Lease and otherwise subject to Lessor's reasonable approval), to install a meter (or meters) to measure Lessee's electrical and/or other utility consumption within the Premises. In the event of such election, Lessee shall timely pay directly to the applicable utility company furnishing services to the Premises, all amounts charged for electric and utility consumption. If Lessee shall obtain electricity or any other utility directly from the applicable utility company, Lessee shall have the right to use all existing risers, wires, conduits and electrical and other applicable utility equipment servicing the Premises in a manner consistent with its intended use, subject to the other provisions of this Lease.

            (B) Lessor shall not be liable in any way to Lessee for any change, failure, inadequacy or defect in the supply or character of electrical energy and/or other utility service furnished to the Demised Premises, unless caused by the gross negligence or willful misconduct of Lessor, Lessor's employees, agents or contractors. Notwithstanding anything to the contrary contained in this Lease, Lessee shall be responsible for any repair, maintenance and replacement of any electrical and/or other utility meter (or sub-meter), panel board, wires, wiring, feeders, risers, pipes, plumbing, and such other related fixtures and equipment installed by Lessee and used in connection with the electrical and/or other utilities furnished to the Demised Premises, at Lessee's expenses, or if Lessor causes such work to be performed, Lessee shall pay Lessor the reasonable charges therefor within thirty (30) days of demand.

            (C) Lessee agrees not to connect any additional electrical equipment of any type to the Buildings' electrical distribution system, other than lamps, typewriters and other similar customary office machines which consume comparable amounts of electricity (including without limitation personal computers and copy machines) and scientific electrical equipment common to a research laboratory facility, without the Lessor's prior written consent. In no event shall Lessee use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises. In order to insure that such electrical capacity is not exceeded and to avert any possible adverse effect upon the Building's electrical system, Lessee shall not, except as otherwise provided herein, without the prior consent of Lessor (which consent shall not be unreasonably withheld or delayed, provided that the withholding of consent shall be deemed reasonable if it is based upon an unreasonably disproportionate demand of electricity for the Demised Premises as the Demised Premises relates to the Building as a whole), make or perform or permit any alteration to wiring installations or electrical facilities in or serving the Demised Premises or any additions to the electrical fixtures, business machines, or office equipment or appliances (other than typewriters, desk top personal computers and similar low energy consuming office machines and scientific electrical equipment common to research laboratory facilities) in the Demised Premises which utilize electrical energy. Lessor, at its option, before the commencement of any work to be paid for by Lessee hereunder or at any time thereafter, may require Lessee to furnish to Lessor such security, whether by surety bond, issued by a corporation satisfactory to Lessor, in form and amount and licensed to do business in the State of New Jersey, or otherwise, as Lessor shall deem reasonably necessary to assure the payment for such work by Lessee.

            (D) Lessee shall, at its expense, furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises.

22. ADDITIONAL RENT. It expressly agreed that Lessee will pay in addition to the Term Basic Rent provided in Section 3 above, as additional rental to cover Lessee's Percentage of the increased cost to Lessor, for each of the categories enumerated herein, over the Base Period Costs for each such category.

            (A)   Operating Cost Escalation.

                  (i) If during the Lease Term the Operating Costs incurred for the Building in which the Demised Premises are located and Office

                        Building Area for any calendar year or proportionate part thereof if the Lease Term expires prior to the expiration of a calendar year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a calendar year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include all reasonable costs and expenses of owning, operating, managing, maintaining, repairing, replacing and securing the Building and the Office Building Area including, by way of illustration and not by way of limitation: personal property taxes; asset and/or property management fees; labor, including all wages and salaries and benefits for those individuals rendering services to the Building and/or the Office Building Area, which are generally comparable to the wages, salaries and benefits paid to those providing services to other buildings of comparable quality in the general area of the Building but not including any employees above the rank of building or property manager; social security taxes, and other taxes (excluding late payment charges) which may be levied against Lessor upon such wages and salaries; supplies; repairs, maintenance and replacements; maintenance and service contracts; painting; wall and window washing; tools and equipment (which are not required to be capitalized under generally accepted accounting principles); fire, rent, liability and other insurance; trash removal; lawn care; snow removal; sums levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or reduction or control of motor vehicle traffic, or motor vehicle pollution; and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs") but not including Real Estate Taxes (as hereinafter defined), Utility and Energy Costs, depreciation of Building or equipment; principal or interest; income or excess profits taxes; costs of maintaining Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized (an "Included Capital Improvement") under generally accepted accounting principles, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area (and in such instance only to the extent of savings generated in connection therewith or the amortized amount as provided herein, if less) or are required under any mandatory governmental law, ordinance or regulation, in which event the costs thereof shall be included, but only to the extent of the amortization of such Included Capital Improvement over the useful life thereof; leasing commissions; tenant work allowances (or work done for tenants); brokerage commissions,; origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with financing or refinancing or sale or transfer of the Building or any portion thereof or any interest therein; attorneys fees in connection with leasing of space (or surrender, modification, termination, extension or enforcement of any lease); any expense paid to any related entity to the extent such payment exceeds competitive charges in a bona fide arms-length transaction; marketing, promotion and advertising expenses; ground rent. As used in this Subsection 22(A), the Base Period Costs for Operating Costs shall be as defined in the Preamble.

            (B) Fuel, Utilities and Electric Cost Escalation (hereinafter "Utility and Energy Costs"). If during the Lease Term the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric lighting, water, sewer and other utilities for the Building and Office Building Area, for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a calendar year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. As used in this Subsection 22(B), the Base Period Costs for Utility and Energy Costs shall be as defined in the Preamble.

            (C)   Tax Escalation.

                  (i) If during the Lease Term the Real Estate Taxes for the Building and Office Building Area at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a calendar year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage, as hereinafter defined, of all such excess Real Estate Taxes.

                  (ii) As used in this Subsection 22(C), the words and terms which follow mean and include the following:

                        (a) The Base Period Costs for "Real Estate Taxes" shall be as defined in the Preamble.

                        (b) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise not constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof. Any franchise, income or profit tax which is in addition to any tax which would otherwise constitute a Real Estate Tax be deemed a Real Estate Tax if such tax is customarily treated as a Real Estate Tax by the owners of comparable office buildings in the vicinity of the Building. Notwithstanding anything contained herein to the contrary, Lessee shall assume and pay to Lessor in full at the time of paying the Term Basic Rent any excise, sales, use, gross receipts or other taxes (other than an income or excess profits tax) which may be imposed on or measured by such Term Basic Rent or Additional Rent or may be imposed on Lessor or on account of the letting or which Lessor may be required to pay or collect under any law now in effect or hereafter enacted, but only to the extent such taxes are imposed in lieu of or as a substitute for the whole or any part of the impositions that now constitute Real Estate Taxes.

                  (iii) The following shall be executed from Real Estate Taxes:

                        (a) except as expressly provided herein, any income, excess profit taxes, capital stock taxes, federal or state inheritance taxes, or estate taxes;

                        (b) any license fee, business license fee, charge, penalty or similar imposition or charge imposed by a taxing authority except and only to the extent that such charge or fee is levied or assessed in lieu of a traditional ad valorem property tax; and

                        (c) any tax or assessment against property, real or personal, of any firm, person, corporation or other entity other than Lessor, including any Lessee in the Building.

            (D)   Payment.

                  (i) At any time, and from time to time but no more than twice in any calendar year for each of the escalation categories (unless otherwise required pursuant to a mortgage encumbering the Premises), after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage with respect to each of the categories as estimated for the current Lease Year and for each succeeding calendar year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, Lessee's percentage of the excess of these costs over the Base Period Costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred, subject to the terms and conditions hereof) in equal installments along with the payment of Monthly Basic Rent on the first day of each month, such new rates being applied to any months for which the Monthly Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding installment of Monthly Basic Rent, all subject to final adjustment at the expiration of each calendar year.

                  (ii) The Base Period Costs during the calendar year in which the Expiration Date occurs shall be prorated based on the number of days during such calendar year that are within the Term.

            (E) Books and Records. Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that

                  Lessee can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Lessor shall, for at least one (1) year after the end of the year in question, keep files containing all such books, contracts, instruments and other records with respect to such costs and expenses. Lessee and/or Lessee's authorized employees, accountants, auditors, agents or attorneys shall have the right, upon reasonable notice to Lessor, to review, audit and verify any and all such books, contracts, instruments and/or records and to verify all monthly rent and/or any Additional Rent. No such review or audit shall extend to periods of time preceding the Rent Commencement Date, except to the extent that any Operating Costs, Real Estate Taxes, Fuel and Utilities Costs or Electric Costs related to such period are or were being charged to Lessee, or form a material part of the calculations relating to expenses or costs being charged to Lessee. Lessor to the extent available shall furnish Lessee, along with any bill or invoice relating to Real Estate Taxes, with copies of the Real Estate Tax bill(s) applicable thereto. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee with three (3) months after notice of such dispute is served by either party, shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

            (F) Right of Review. Once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established and communicated in writing to Lessee, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

            (G) Occupancy Adjustment. If, with respect to Operating Cost Escalation, as established in Subsection 22(A) hereof, and the Utility and Energy Cost Escalation, as established in Subsection 22(B) hereof, the Building is not ninety-five (95%) percent occupied during the establishment of the respective Base Periods, then the Base costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base period so as to reflect ninety-five (95%) percent occupancy. Similarly, if, during any calendar year or proportionate part thereof subsequent to the Base Period the Building is less than ninety-five (95%) percent occupied then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five (95%) percent occupancy so that at all times after the Base Period, the Utility and Energy Cost or Operating Cost shall be actual costs, but in the event less than ninety-five (95%) percent of the Building is occupied during all or part of the calendar year involved, the Utility and Energy Cost and Operating Cost shall not be less than that which would have been incurred and ninety-five (95%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels. To the extent any Operating Cost or Utility and Energy Cost is separately billed or metered or paid for directly by any Building lessee, to include but not be limited to Lessee, or for which Lessor receives reimbursements, said space shall be considered vacant space for purposes of the aforesaid adjustment. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not include in its calculation of Operating Costs or Utility and Energy Costs any costs for services not provided for Lessee's benefit, either solely or in connection with such services provided to other tenants at the Building.

            (H)   Lessee shall pay to Lessor, as Additional Rent, within ten
                  (10) days after being invoiced, such amounts charged by Lessor for any Common Facilities services provided to accommodate (at Lessee's request) Lessee's sole use of the Building after Building Hours. Such amounts shall be billed monthly, at a rate equal to the number of hours during such prior month that such services, if any, are provided for Lessee's exclusive use of the Building after Building Hours, such dollar amount to be reasonably determined by Lessor's engineer, from time-to-time.

23. LESSEE'S ESTOPPEL.

            (A) Each party hereto (as applicable, the "Certifying Party") shall, from time to time, within fifteen (15) days of the other party's written request (the "Requesting Party"), execute, acknowledge and deliver to such Requesting Party a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the Monthly Basic Rent and Additional Rent and charges have been paid; and, to the best of such Certifying Party's knowledge, whether or not the Requesting Party is in default hereunder, and if so, specifying the nature of the default and any such other information as the Requesting Party may request. It is intended that any such statement delivered pursuant to this

                  Section may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest or a permitted assignee or subtenant of Lessee.

            (B) The Certifying Party's failure to deliver such statement within such time shall be conclusive upon such Certifying Party that: (i) this Lease is in full force and effect and not modified except as such Requesting Party may represent; (ii) not more than one (1) installment of Monthly Basic Rent has been paid in advance; (iii) there are no such defaults; and
                  (iv) notice to such Certifying Party shall be sent to such Certifying Party's mailing address as set forth in this Lease. Notwithstanding the presumptions of this Section, such Certifying Party shall not be relieved of its obligation to deliver said statement.

24. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the Term of this Lease, Lessee shall become a Lessee from month to month under the provisions herein provided, but at a Monthly Basic Rent equal to the greater of the fair market value of the Premises or two hundred (200%) percent of the Monthly Basic Rent payable during the last full calendar month of the Term and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. The time limitations described in this Section 24 shall not be subject to extension for Force Majeure. Nothing herein contained shall be deemed to be a consent or waiver by Lessor to a holdover by Lessee after the expiration or sooner termination of this Lease. Lessee shall be liable for any and all damages incurred by Lessor as a direct result of Lessee holding over following the expiration or sooner termination of this Lease.

25. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchasers and mortgagees; and, during the twelve (12) months prior to termination of this Lease, to prospective Lessees, during Building Hours on reasonable notice to Lessee. Lessee shall be entitled to have a representative accompany Lessor at the appointed time of entry; provided that such does not unreasonably interfere with or prevent Lessor from taking the aforementioned actions.

26. LESSEE IMPROVEMENT WORK AND LESSEE ALLOWANCE.

            (A) Prior to June 30, 1999 (or in the event of delay caused by Force Majeure, September 30, 1999, provided Lessee provides Lessor with written notice explaining the circumstances causing the completion delay), Lessee shall complete or cause to be completed the work described in the first sentence of subsection 21(A) and on Exhibit E annexed hereto (as the same may be modified from time-to-time, subject to Lessor's reasonable approval, the "Lessee Improvement Work"). Prior to commencing any work at the Premises, Lessee, at its expense, shall cause to be prepared and shall deliver to Lessor space plans for the Lessee Improvement Work. Such space plans shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed. Upon approval of the space plans for the Lessee Improvement Work, Lessee shall cause construction plans and specifications (as the same may be modified from time-to-time, subject to Lessor's reasonable approval, the "Plans and Specifications") for the Lessee Improvement Work to be prepared by an architect mutually agreeable to the parties, it being agreed by Lessor that CUH2A, Inc. is an acceptable architect. The Plans and Specifications shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed. Lessee shall prepare a list of general contractors and subcontractors from which Lessee will solicit bids for the Lessee Improvement Work. Such list shall be delivered to Lessor for its written approval, which approval shall not be unreasonably withheld or delayed and shall be conveyed to Lessee within seven (7) business days after receipt of such list from Lessor. Upon Lessor's request, Lessee shall provide Lessor with proof that such general contractors are bondable by a surety company acceptable to Lessor.

            (B) Except for the Lessee Allowance, Lessee shall be reasonable for all hard and soft costs and expenses with respect to the design and construction of the Lessee Improvement Work. All Lessee Improvement Work shall be performed in strict accordance with the Plans and Specifications approved by Lessor (other than insubstantial changes), in compliance with the provisions of Section 6 of this Lease, in a good and workmanlike manner and in strict compliance with all applicable ordinances, laws, rules and regulations and the requirements of all insurance policies covering the Building, which requirements shall be communicated to Lessee. Lessee hereby guaranties completion of all Lessee Improvement Work, in strict accordance with the provisions of this Section 26. Upon completion of the Lessee Improvement Work, Lessee or Lessee's contractor(s) shall obtain all governmental and quasi-governmental permits, approvals, authorizations and certificates required to perform the Lessee Improvement Work, Lessee or Lessee's contractor(s) shall obtain final signoff(s) from all applicable governmental and quasi-governmental authorities with respect to the Lessee Improvement Work and shall promptly deliver copies thereof to Lessor.

            (C) Lessor hereby agrees to contribute towards the hard and soft costs of the Lessee Improvement Work, a sum equal to: (a) the lesser of: (i) the product of the Premises Area and Fifteen Dollars and 00/100 ($15.00) or (ii) the actual out-of-pocket costs and expenses incurred by Lessee for the design and construction of the Lessee Improvement Work (except for the costs and expenses incurred by Lessee to upgrade the Demised Premises' electrical capacity to approximately 800 amps at 480/277 volts); and (b) in the event Lessee upgrades the Demised Premises' electrical capacity as permitted by this Lease, a portion of the actual out-of-pocket costs and expenses incurred by Lessee up to an amount not to exceed seven thousand five hundred dollars ($7,500) as follows: (i) one hundred percent (100%) of such costs and expense up to the first three thousand dollars ($3,000), (ii) fifty percent (50%) of such costs and expenses, if any, in excess of the first three thousand dollars ($3,000), up to twelve thousand dollars ($12,000), and (ii) zero percent (0%) of such costs and expenses, if any, in excess of twelve thousand dollars ($12,000) (the sum of the amounts described in clauses (a) and (b) is referred to herein as the "Lessee Allowance"). Lessee may include in the hard and soft costs, architect, engineer and other consultant fees, general contractor costs, permits, furniture relocation and assembly and reupholstery of furniture. Following final completion of the Lessee Improvement Work, Lessor shall disburse the Lessee Allowance to Lessee within thirty (30) days of Lessee's request and upon the furnishing of a final certificate of occupancy issued by the applicable governmental authority, appropriate lien waivers and the as-built Plans and Specifications for the Lessee Improvement Work certified by the supervising architect. Except for the Lessee Allowance, Lessor shall have no obligation to make any improvements, alterations or decorations to the Premises or any contributions or credits in respect thereof.

27. WAIVER OF JURY TRIAL/NON-MANDATORY COUNTERCLAIMS.

      IF LESSOR COMMENCES ANY SUMMARY PROCEEDINGS OR AN ACTION FOR NONPAYMENT OF RENT, LESSEE SHALL NOT INTERPOSE ANY NON-MANDATORY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH PROCEEDINGS OR ACTION. LESSEE AND LESSOR BOTH WAIVE A TRIAL BY JURY OF ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS, UNDER OR CONNECTED WITH THIS LEASE, OR ANY OF ITS PROVISIONS.

28. LATE CHARGE. In addition to such other amounts to be paid by Lessee following a default by Lessee under this Lease, Lessee, at Lessor's option, shall pay as Additional Rent a "Late Charge" of four (4%) percent (but in no event to exceed the maximum rate permitted by applicable law) of any installment of Monthly Basic Rent or Additional Rent paid more than fifteen (15) days after the due date thereof for each monthly period or portion thereof that the same remains unpaid, such Late Charge to cover the extra expense involved in handling delinquent payment.

29. INSURANCE.

            (A)   Lessee's Insurance.

                  (i) Lessee covenants that during the entire Term hereof, at its sole cost and expense, Lessee shall obtain, maintain and keep in full force and effect the following insurance:

                        (a) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey upon property of every description and kind owned by Lessee and/or under Lessee's care, custody or control located in the Building or within the Office Building Area or for which Lessee is legally liable or installed by or on behalf of Lessee, including by way of example and not by way of limitation, all Lessee Improvement Work, furniture, fixtures, fittings, installations and any other personal property.

                        (b) Commercial General Liability Insurance coverage (on an occurrence basis form) to include personal injury, bodily injury, broad form property damage, operations hazard, blanket contractual liability, naming Lessor and Lessor's mortgagee or trust deed holder and ground Lessor (if any and if required by prior written notice from Lessor to Lessee) as additional named insureds in an amount per occurrence of not less than Five Million and 00/100 ($5,000,000.00) Dollars combined single limit bodily injury and property damage by either a policy for underlying coverage policy or in combination with an excess coverage policy.

                        (c) Business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees or assumed by Lessee pursuant to this

                              Lease or attributable to prevention or denial of access to the Premises, Building or Office Building Area as a result of such perils.

                        (d) Worker's Compensation insurance in form and amount as required by law.

                        (e) Any other form or forms of insurance or any increase in the limits of any of the aforesaid enumerated coverages or other forms of insurance as Lessor or the mortgagees or ground lessors (if any) of Lessor may reasonably require from time to time if in the reasonable opinion of Lessor or said mortgagees or ground Lessors said coverage and/or limits become inadequate or less than that commonly maintained by comparable Lessees in comparable buildings in the Piscataway, New Jersey area.

                  (ii) All insurance policies required pursuant to this Subsection 29(A) shall be underwritten by insurers rated A-(VIII) or better by A.M. Best Company who are licensed to do business in the State of New Jersey and shall be in form reasonably satisfactory from time to time to Lessor. A certificate evidencing that such insurance is in effect shall have been delivered to Lessor prior to the date hereof. Such insurance certificate will provide an undertaking by the insurers to notify Lessor and the mortgagees or ground Lessors (if any) and of which Lessee has notice of Lessor in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. The foregoing notwithstanding, in the event that Lessee's insurer's Best's rating is less than A-(VIII), then Lessee may have such insurer underwrite the aforesaid insurance but same shall be written with no deductible.

                  (iii) In the event of damage to or destruction of the Building and/or Premises, and such damage or destruction entitles either Lessor or Lessee to terminate this Lease pursuant to Section 9 hereof and the Lease is so terminated, then such portion of Lessee's net insurance proceeds relating to the Lessee Improvement Work and other leasehold improvements and alterations which are so attached to the Building that, had such damage not occurred, they could not be removed without substantial damage to the Building (but not Lessee's trade fixtures, equipment, Removable Improvements, furniture or other personal property of Lessee in the Premises)

                        ("Lessee's Improvement Proceeds"), shall be allocated as follows: (a) first, to Lessor an amount up to but not more than the unamortized portion of the Lessee Allowance paid to Lessee (computed on a straight-line basis over the initial Term of this Lease), and (b) the balance, if any, to Lessee. If the termination of the Lease is due to damage to the Building, and if the Premises have not been so damaged, Lessee will relinquish to Lessor, in accordance with and subject to the provisions subsection 5(C) of this Lease, all Lessee Improvement Work and other leasehold improvements and alterations which are so attached to the Building that, had such damage not occurred, they could not be removed without substantial damage to the building (but not Lessee's trade fixtures, Removable Improvements, equipment, furniture or other personal property of Lessee in the Premises). In the event of damage to or destruction of the Building and/or Premises and such damage or destruction does not entitle Lessor and Lessee to terminate this Lease pursuant to Section 9 hereof and/or both elect not to do so, then Lessee's Improvement Proceeds shall be allocated as follows: (x) first, to Lessor an amount equal to the lesser of the Lessee Allowance paid to Lessee, or an amount equal to the Lessee Improvement Proceeds amount times a fraction where (a) the numerator is the Lessee Allowance, and (b) the denominator is the total cost of the Lessee Improvement work, which shall be retained by Lessor (subject to the provisions of the following sentence), and (y) the balance, if any, to Lessee to be used for Lessee's restoration obligations hereunder. To the extent that any of Lessee's Improvement Proceeds are paid to Lessor, such proceeds shall be held by Lessor in trust, in an interest-bearing account and provided no Event of Default has occurred and is continuing, disbursed to Lessee following final completion of such restoration work by Lessee, subject to the same conditions for disbursement of the Lessee Allowance as set forth in Section 26(C) of this Lease.

                  (iv) Lessee agrees that it will not keep or use in or upon the Premises or within the Building or Office Building Area any article which is prohibited by any insurance policy in force from time to time covering the Building or Office Building Area of which Lessee has knowledge unless Lessee pays for any increase in insurance premiums directly resulting therefrom and provided that such increase is based upon competitive insurance industry rates. In the event Lessee's occupancy or conduct of business in or on the Premises or Building or Office Building area, whether or not

                        Lessor has consented to the same, directly results in any increase in premiums for insurance carried from time to time by Lessor with respect to the Building or Office Building Area, Lessee shall, within ten (10) days from the date of Lessor's invoice therefor, (a) pay such increase in premiums as Additional Rent, or (b) directly communicate with the appropriate insurer in order to dispute such increased premium charged to Lessor, provided, however, that in the event that Lessee so disputes such increased premium, Lessee shall pay to Lessor the full amount of such charges and Lessor, if Lessee is successful in negotiating a reduction in such premium charges, or the refund thereof, shall promptly reimburse Lessee for the proportionate amount of such reduction or refund within ten (10) days after Lessor recovers such adjustments. If Lessee ceases the activity that resulted in the increase in premium, then provided the insurer reduces the premium, Lessee will receive a corresponding reduction. In determining whether increased premiums are a direct result of Lessee's use and occupancy, a schedule issued by the organization computing the insurance rate on the Building or Office Building Area showing the components of such rate shall be conclusive evidence of the items and charges making up such rate, subject to the provisions hereof. Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Building, Office Building Area or Premises.

                  (v) If any insurance policy carried by Lessor or Lessee shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any material way by reason of the use or occupation of the Premises, Office Building Area or Building or any part thereof by Lessee or any assignee or sublessee of Lessee or anyone permitted by Lessee to be upon the Premises, other than for the Permitted Use, and if Lessee fails to remedy the conditions giving rise to said cancellation or threatened cancellation or reduction in coverage on or before the earlier of (a) seventy-two (72) hours after notice thereof from Lessor, or (b) prior to said cancellation or reduction becoming effective, Lessee shall be in default hereunder and Lessor shall have all of the remedies available to Lessor pursuant to this Lease. Lessor represents and warrants to Lessee that, as of the date hereof, Lessor has notified its insurance company of Lessee's intended use and occupancy of the Premises as described in the definition of "Permitted Uses" and, to the Lessor's actual knowledge, such use and occupancy by Lessee is acceptable to Lessor's insurer and will not adversely impact the maintenance or coverage of any of Lessor's insurance policies covering the Building.

      (B) Lessor's Insurance. Lessor covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Lessee is obligated to insure pursuant to Subsection 29(A)(i)(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as required by any mortgagee or ground Lessor (if any), or if none, as would be carried by a prudent owner of a similar building in the area; provided, however, that Lessor shall at all times during the Term of this Lease keep and maintain (i) insurance against loss by fire and hazards covered by extended coverage in an amount at least equal to 80% of the insurable value of the Building, (ii) comprehensive general liability insurance, including personal injury and property damage coverage, with limits at least equal to those required by Lessee hereunder, and (iii) rental abatement insurance against abatement of loss of rent in case of fire or other casualty or cause. Lessor may, but shall not be obligated to, take out and carry any other forms of insurance as it or the mortgagee or ground Lessor (if any) of Lessor may require or reasonably determine available. All insurance carried by Lessor on the Building or Office Building Area shall be included as an Operating Expense pursuant to Subsection 22(A). Notwithstanding its inclusion as an Operating Expense or any contribution by Lessee to the cost of insurance premiums by Lessee as provided herein, Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Lessor except as otherwise provided herein. Lessee further acknowledges that the exculpatory provisions of this Lease as set forth in Section 35 and the provisions of Subsection 29(A) as to Lessee's insurance are designed to insure adequate coverage as to Lessee's property and business without regard to fault and to avoid Lessor obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Lessee. Lessor will not carry insurance of any kind on any Lessee Improvement Work or on any of Lessee's furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements of Lessee under this Lease and Lessor shall not be obligated to repair any damage thereto or replace the same.

      (C) Waiver of Subrogation. Any property insurance policy, which either party obtains in connection with the Premises, Building or Office Building Area shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (i.e. Lessor or Lessee) for all perils covered by said policy.

30. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

31. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the Term Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate, but subject to any of Lessee's rights under any nondisturbance agreement.

32. INDEMNITY.

      (A) Lessee is and shall be, except as otherwise provided herein, in control and possession of the Demised Premises as provided herein, and Lessor shall not be liable for any injury or damage to any property or to any person happening on or about the Demised Premises, or for any injury or damage to the Demised Premises, nor to any property of Lessee, or of any other person contained therein, unless such injury or damage is caused by or attributable to the gross negligence or willful misconduct of Lessor, its agents, servants, employees, contractors, licensees, or invitees.

      (B) Lessee shall indemnify and save Lessor harmless against and from all liabilities, claims, suits, fines, penalties, damages (except for consequential damages), losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Lessor by reason of:

            (i) Any work or thing done by Lessee, its agents or employees in, on or about the Demised Premises or any part thereof, including, but not limited to (except as otherwise agreed to in writing by the other Building tenants, pursuant to Section 6 hereof), the interruption and/or diminution of Building services provided to other tenants in the Building;

            (ii) Any use, occupation, condition, operation by Lessee, its agents or employees of the Demised Premises or any part thereof or any occurrence in, on or about the Demised Premises not caused by or attributable to the gross negligence or willful misconduct of Lessor, its agents, servants, employees, contractors, licensees, or invitees;

            (iii) The negligence or willful misconduct of Lessee or any sublessee or any employees, licensees or invitees of Lessee occurring anywhere within the Premises, the Building or the Building Office Area;

            (iv) Any accident, injury (including death) or damage, unless caused by the gross negligence or willful misconduct of Lessor, its agents, servants, employees, contractors, licensees or invitees, to any third party or property owned by someone other than Lessee and not under the care, custody or control of the Lessee occurring in, on or about the Demised Premises; and

            (v) Any failure on the part of Lessee to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease.

      (C) The provisions of this Section 32 shall survive expiration or earlier termination thereof.

      (D) Lessor shall indemnify and save Lessee harmless against and from all liabilities, claims, suits, fines, penalties, damages (except for consequential damages), losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Lessee by reason of the gross negligence or willful misconduct of Lessor or any employee, servant, agent, or contractor of Lessor.

33. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee and their respective heirs, successors, legal representatives and assigns, provided that nothing herein shall be deemed to waive the provisions of Section 7 hereof. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a master lessor of the Building and/or Building Area, so that in the event of any sale of the Building and/or Building Area or of any lease thereof or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the ground lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

34. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of those unassigned parking spaces as enumerated in the Preamble. Lessee shall, upon request by Lessor, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its sublessees, licensees, invitees (on a regular basis), concessionaires, officers and employees. If any vehicle of Lessee, or of any sublessee, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such reasonable charge as may be fixed by Lessor from time to time. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. Nothing contained herein shall be deemed to impose any obligation on Lessor to police the parking area. In no event shall the ratio or parking spaces available for Lessee's use to square footage leased by less than 1 space per 250 rentable square feet.

35. LESSOR'S EXCULPATION.

      (A) Except as otherwise provided herein, Lessor shall not be liable to Lessee for any loss suffered by Lessee including, but not limited to
            (i) loss of or injury to Lessee or to Lessee's property or that for which Lessee is legally liable including but not limited to theft or burglary; or (ii) that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Lessor is obligated to furnish pursuant to this Lease; or (iii) any interruption to Lessee's business. Nothing contained in the preceding sentence shall be deemed to limit Lessor's liability (excluding liability for consequential damages) resulting from Lessor's gross negligence or willful misconduct; provided that in no event shall Lessor be liable for any damage to improvements, furniture, fixtures, fittings, installations or other property covered by (or which should have been covered by) the "All Risk" insurance required to be maintained by Lessee pursuant to Section 29(A)(i)(a) above.

      (B) The aforesaid exculpatory Section is to induce the Lessor, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Lessee either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease) thereby permitting potential cost savings in connection with the Operating Expenses borne by Lessee pursuant to
            Section 22.

36. RULES OF CONSTRUCTION/APPLICABLE LAW. Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on either party's part to be performed, shall be deemed and construed as a separate and independent covenant of such party, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number of gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease shall be governed and construed in accordance with the laws of the State of New Jersey, without regard for any of its conflicts of law principles. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent by invalid or unenforceable, the remained of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. In the event any provision of this Lease provides that Lessor will not unreasonably withhold its consent or approval to any matter, Lessee's sole and exclusive remedy, if it disputes whether Lessor unreasonably withheld its consent, shall be to seek a declaratory judgment as to whether Lessor unreasonably withholding its consent or approval to any matter.

37. BROKER. Lessor represents and warrants to Lessee that Newmark is Lessor's sole broker with whom it has dealt or negotiated in bringing about this Lease, and Lessee represents and warrants to Lessor that CB is Lessee's sole broker with whom it has dealt or negotiated in bringing about this Lease. Lessor agrees to pay any and all commission(s) owing to Newmark and CB in connection with this transaction pursuant to the terms of a separate written agreement between Lessor and each of Newmark and CB. Lessor and Lessee each hereby agree to indemnify and hold the other harmless from any breach or claimed breach of their respective foregoing representations, warranties and covenants.

38. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of the Lessor, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building and Building Area for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

39. NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

40. DEFINITIONS.

      (A) Lessee's Percentage. The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) as set forth in the Preamble [the numerator], plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator], in each case measured in accordance with BOMA standards. Lessor and Lessee agree that on the date hereof the Building will be deemed to contain 64,871 rentable square feet. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area; provided, however, that such changes shall not materially reduce the services Lessor is required to provide Lessee hereunder to the terms and conditions of this Lease. Lessor shall also, subject to the terms and conditions hereof, have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 22(A) or any utility provided for in Subsection 22(B) is separately billed or separately metered within the Building and not so in the applicable base year, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 22(G).

      (B) Common Facilities. Common Facilities shall include, by way of example and not by way of limitation, the non-assigned parking areas; lobby; elevator(s), if applicable; fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building lessees; air conditioning rooms; fan rooms; janitors' closets; electrical closets, telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts; and vertical ducts with their enclosing walls relating to services provided to all Building lessees. Lessee's use of those Common Facilities not open to all Lessees is subject to Lessor's consent. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Office Building Area, or to discourage non-lessee parking or to prevent the dedication of the same, and may do such other acts in and to the Common Facilities as in its reasonable judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee. Lessee shall have, as appurtenant to the Demised Premises, the right to use, in common with other lessees in the Building and the Office Building Area, without limitation, the common walkways and driveways necessary for access to the Building and the Office Building Area, and all other parts of the Building and/or the Office Building Area, designed or intended by Lessor for the use of all Building lessees generally.

      (C) Force Majeure. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; strikes; shortages of labor; supplies or materials; inclement weather; or, where applicable, the passage of time while waiting, in good faith, for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Basic Rent or Additional Rent and except as to the time periods set forth in Section 24, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

      (D) Building Hours. As used in this Lease, the Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m., excluding those holidays as set forth on Exhibit D attached hereto and made a part hereof, except the Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's reasonable judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area. Notwithstanding the foregoing, Lessee shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, three hundred sixty-five
            (365) days per year.

      (E) Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to Term Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

41. LEASE COMMENCEMENT. Notwithstanding anything contained herein to the contrary, Lessee may take possession of the Demised Premises on the date hereof and Lessee shall be bound by, and comply with all of the provisions of this Lease, except that Lessee shall not be required to pay any installment of Term Basic Rent until December 1, 1998, when the first installment of Term Basic Rent shall be due and payable.

42. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed or sent by recognized overnight courier service which provides written evidence of receipt with next business day delivery specified, if to Lessee, at the following address: Praecis Pharmaceuticals Incorporated, 1 Hampshire Street, Cambridge, Massachusetts, 02139-1572, Attn: Chief Financial Officer, with a copy to the Premises, Attn.: Gary L. Olson, Ph.D., and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, 02108-3194, Attn.:
Kent A. Coit, Esquire; if to Lessor, at Lessor's address as set forth above, with a copy to the Premises and with a copy to Dechert Price & Rhoads, Attn.:
Glenn D. Blumenfeld, Esq., 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793, or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given if delivered personally, on delivery thereof, and if mailed, upon the third (3rd ) day after the mailing thereof or if sent by overnight courier service, upon the next business day after sending.

43. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement an any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

44. EFFECT OF WAIVERS. No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Lessor of full or partial Monthly Basic Rent or Additional Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

45. TIME OF ESSENCE. Time shall be of the essence with respect to all dates and time periods set forth in this Lease.

46. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Lessee agrees to give any mortgagee and/or trust deed holder, by registered mail or overnight courier, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then such mortgagee and/or trust deed holder shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be reasonably necessary, provided that within such thirty (30) days, such mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

47. LESSOR'S RESERVED RIGHTS. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other Lessee, Lessor and Lessee agree to cooperate in making any reasonably necessary change in operating conditions to reasonably restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Additionally, Lessor reserves unto itself all rights not granted Lessee, including by way of example and not by way of limitation, the right to change the name by which the Building is commonly known; provided that, to the extent appropriate, Lessor shall notify Lessee when Lessor exercises any such right reserved to Lessor. Notwithstanding the foregoing, Lessor shall not change the name or street address of the Building except upon sixty (60) days prior written notice to Lessee, except that if the street address of the Building is modified by an entity other than Lessor or a person, firm, corporation or other party related to or affiliated with Lessor, including any governmental entity, the foregoing shall not be applicable.

48. CORPORATE AUTHORITY. Lessee represents and warrants that this Lease and Lessee's execution of this Lease has been duly authorized and approved by the Lessee's Board of Directors. The undersigned officers of Lessee, executing this Lease on behalf of Lessee represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of Lessee. Concurrently with Lessee's execution and delivery of this Lease, Lessee will provide Lessor with a Secretary's certificate attesting to a corporate resolution confirming the aforesaid.

49. GOVERNMENT REQUIREMENTS. In the event of the imposition of mandatory federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities or with respect to any other aspect of this Lease during the Term, both Lessor and Lessee shall be bound thereby.

50. RENEWAL OPTION.

      (A) Lessee shall have the right to extend the Term of this Lease for two additional terms of five (5) years each commencing on the day following the expiration of the initial or renewal Term, as applicable, of this Lease (hereinafter referred to as the "Rent Commencement Date of the Applicable Extension Term") provided that:

            (i) Lessee shall give Lessor notice (hereinafter the "Extension Notice") of its election to extend the term of this Lease, which notice shall be given at least twelve (12) months prior to the expiration date of the initial Term or first Extension Term of this Lease, as applicable; and

            (ii)

                  (a) Lessee has not assigned this Lease (other than pursuant to Section 7(C) or in connection with a Provid Research spin-off pursuant to Section 7(A)) or sublet more than fifty percent (50%) of the Demised Premises to another party (other than to a division, subsidiary or affiliate of Lessee) which sublease is then in effect and there is no continuing default, and no event has occurred which with the giving of notice or the passage of time, or both, would constitute a default on the part of Lessee (for purposes of this Section 50, a "Default"), under the Lease as of the time of the giving of the Extension Notice and the Rent Commencement Date of the Applicable Extension Term. Notwithstanding the foregoing, if a Default exists on such date that Lessee gives Lessor an

                        Extension Notice, such notice will not be invalid as a result of the existence of such Default; provided that Lessee cures such Default and delivers evidence thereof to Lessor within sixty (60) days from the date the Extension Notice is given. If Lessee fails to cure such Default and provide Lessor with evidence thereof within such sixty (60) day period, then the Extension Notice shall become null and void upon notice from Lessor to Lessee within seventy (70) days after the date the Extension Notice is given and failure by Lessee to cure the Default within five (5) days thereafter and this
                        Section 50 shall have no further force of effect and shall be deemed deleted from this Lease.

                  (b) If Lessee timely gives the Extension Notice and the conditions set forth in this subparagraph (ii) have been satisfied or waived by Lessor, Lessee shall be irrevocably bound to lease the Demised Premises during the Applicable Extension Term on the terms and conditions provided in this Section 50, including, without limitation, at the Annual Base Rent determined in accordance herewith. If Lessee does not timely send an Extension Notice pursuant to this
                        Section 50A, this Section 50 shall have no force or effect and shall be deemed deleted from this Lease.

      (B) The Annual Basic Rent payable by Lessee to Lessor during the first Extension Term shall be increased to ninety-five (95%) percent of the fair market rent for the Premises and shall be increased to the fair market value of the Premises for the second Extension Term, but with the base years for Base Operating Costs, Base Real Estate Taxes and Base Utility and Energy Costs being adjusted to the calendar year commencing on the January 1 preceding the Rent Commencement Date of the Applicable Extension Term. Fair market rent shall be determined by Lessor, subject to the right of Lessee to arbitrate the amount of fair market rent as hereinafter provided. At least twelve (12) months prior to the expiration date of the initial Term or first Extension Term, as applicable, but in no event more than fifteen (15) months prior to the expiration date of the initial Term or first Extension Term, as applicable, Lessee may give Lessor notice of its desire to determine Lessor's good faith estimate of the fair market rent for the Premises applicable to such Extension Term. Within thirty (30) days after Lessor receives such notice, Lessor shall give Lessee notice of such estimate.

      (C)

            (i) In the event Lessee is entitled to extend the Term hereunder, and timely gives the Extension Notice in accordance with the provisions of Section 50A hereof, and Lessee thereafter disputes the fair market rent as determined by Lessor pursuant to Section 50B hereof then at any time on or before the date occurring thirty (30) days after Lessee has been notified by Lessor of the fair market rent, Lessee may initiate the arbitration provided for herein by giving notice from Lessee, which notice shall specify the name and address of the person designated to act as an arbitrator on its behalf.

            (ii) Within ten (10) days after Lessor receives such notice from Lessee, Lessor shall give notice to Lessee specifying the name and address of the person designated to act as an arbitrator on Lessor's behalf. If Lessor fails to notify Lessee of the appointment of Lessor's arbitrator within such ten (10) day period, then Lessee may request the appointment of the second arbitrator in the same manner as hereinafter provided under Paragraph 50C(iii) for the appointment of a third arbitrator in a case where neither the two arbitrators appointed hereunder nor the parties are able to agree upon such appointment.

            (iii) The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within ten
                  (10) days after the second arbitrator is appointed the two arbitrators do not agree upon the fair market rent, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within fifteen
                  (15) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the Lessor and Lessee if they can agree thereon within a further period of five (5) days. If the Lessor and Lessee do not so agree, then Lessee, on behalf of itself and Lessor and on notice to Lessor made within thirty (30) days after the appointment of the second arbitrator, may request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within thirty (30) days after such request is made, then Lessee may apply within thirty (30) days after such thirty
                  (30) day period, on notice to Lessor, to a court of competent jurisdiction for the appointment of such third arbitrator.

            (iv) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first class buildings in Middlesex County, New Jersey. In addition, each of the arbitrators shall be an independent party not affiliated in any way with either Lessor or Lessee.

            (v) If a third arbitrator is chosen as provided in Section 50C above, then such third arbitrator shall select either the fair market rent determined by the arbitrator appointed by or for Lessor or the fair market rent determined by the arbitrator selected by Lessee; the third arbitrator may not select any other amount, and may not "split the difference" between the determinations of the arbitrators selected or appointed by or for the parties. The third arbitrator shall so determine the fair market rent of the Demised Premises and render a written certified report of his determination to both Lessor and Lessee within ten (10) days after appointment of the third arbitrator.

            (vi) Each party shall pay the fees and expenses of the original arbitrator appointed by or for such party, and all other expenses (not including the attorneys fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally. If a third arbitrator is selected or appointed, the fees and expenses of the third arbitrator shall be borne equally by parties hereto.

            (vii) In the event Lessee initiates the aforesaid arbitration process and as of the date of expiration of the initial Term or first Extension Term, as applicable, of this Lease, the amount of fair market rent for the applicable Extension Term has not been determined, Lessee shall pay the amount of Rent and Additional Rent payable from Lessor to Lessee hereunder, and when the determination of fair market rent has actually been made, an appropriate retroactive adjustment shall promptly be made effective as of the Rent Commencement Date of the Applicable Extension Term, if any, or the last day of the initial Term or first Extension Term, as applicable.

           (viii) If Lessee fails to timely initiate the arbitration process or fails to timely request the appointment of an arbitrator by the American Arbitration Association (or such successor organization) or by such court of competent jurisdiction, time being of the essence, the Lessor's determination of the fair market rent under Section 50B above shall be conclusive.

      (D)   Intentionally Deleted.

      (E) If the determination of fair market rent shall be made by arbitrators as set forth herein resulting in the Annual Basic Rent payable by Lessee during the applicable Extension Term being more than one hundred fifteen (115%) percent of the Annual Basic Rent payable by Lessee as of the then Expiration Date, then Lessee shall have the right, exercisable by notice to Lessee given not later than fifteen (15) days after the final determination of fair market rent by the arbitrators, to rescind its exercise of the option to renew the Term, in which event the Term shall be deemed to expire on the later of (i) sixty (60) days after the exercise of such rescission by Lessee, or (ii) the then Expiration Date. If Lessee shall exercise such right of rescission, Lessee shall be responsible for the fees and expenses of the arbitrator appointed by Lessor and the fees and expenses of any third arbitrator appointed hereunder, and, if applicable, any increase in Monthly Basic Rent as set forth in Section 24 of this Lease, if Lessee continues to occupy the Premises beyond the then Expiration Date.

      (F) Except as otherwise provided in this Section 50, Lessee's occupancy of the Leased Premises during either Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Term or first Extension Term, as applicable, of this Lease, provided, however, Lessee shall have no further right to extend the Term of this Lease beyond the second Extension Term (or the first Extension Term, if the renewable option is not effectively exercised during the Initial Term).

      (G) If this Lease is renewed for an Extension Term, then Lessor or Lessee can request the other party hereto to execute an instrument setting forth the exercise of Lessee's right to extend the Term of this Lease and the terms of such extension, including, without limitation, the last day of such Extension Term.

      (H) If Lessee exercises its right to extend the Term of this Lease for an Extension Term pursuant to this Section 50, then the word "Term", and the phrases "the Term of this Lease" or "the Term hereof", as used in this Lease, shall be construed to include, when practicable and appropriate, in Lessor's reasonable discretion, the applicable Extension Term.

      (I) For the purpose hereof fair market value shall be the rate a prospective lessee would pay for rental of the Premises as of the date which is the Rent Commencement Date of the applicable Extension Term for the term of such Extension Term, taking into account all relevant factors including, without limitation, determined (i) as if the Premises were vacant and being placed on the market by Lessor for rental to prospective Lessees who are not then occupants of the Building, (ii) upon the assumption that the base years for Base Operating Costs, Base Real Estate Taxes and Base Utility and Energy Costs will be as provided in this Section, (iii) upon the assumption that the Premises are to be leased "as is" in its then existing condition for the applicable Extension Term on all of the terms provided for in this Lease which are applicable to such Extension Term, but expressly disregarding any enhancement to the fair market rental value of the Premises on account of the value, in their then existing condition, of alterations or installations in or to the Premises, (iv) after considering costs and expenses (including, without limitation, brokerage commissions, lost rental income during any vacancy period and rent concessions) saved by Lessor by reason of Lessor's not having to find a new Lessee for such space, (v) after considering the nature of the standard work letter or work allowance and other concessions and allowances then being offered by Lessors of similar spaces in the vicinity to Lessees entering into new leases for spaces of similar size and for similar terms and taking into account the work letter provided herein, (vi) the age and condition of the Building, (vii) the fact that Lessee will not incur relocation costs, (viii) the remaining Term of this Lease, as well as the portion of the Term then elapsed, (ix) the fact that the Building is occupied by two (2) lessees, and (x) by taking into account all other applicable circumstances.

51. SIGNS. No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises which can be seen from the exterior of the Premises or elsewhere in the Building by the Lessee, except in such manner, and of such size, design and color as shall be reasonably approved in advance in writing by the Lessor. Lessee may at its sole cost and expense construct and maintain exterior signage, as set forth below. In the event Lessor approves any sign(s) (including the sign(s) permitted to be installed pursuant to the preceding sentence of this paragraph), Lessee shall, at its expense, keep such sign(s) in good condition and repair and comply with all applicable governmental ordinances and regulations related thereto. Lessee shall, at its expense, obtain and maintain all necessary governmental approvals and permits required for the erection and maintenance of the sign(s) and shall deliver copies thereof to Lessor. No later than the last day of the Term, Lessee shall, at Lessee's expense, remove all signs and repair all injury done by or in connection with the installation or removal of the sign(s). Lessee shall have the right to maintain the signs near the locations currently used by Hanover Insurance Company (or lessee currently in the Building) or other location agreeable to Lessor, provided that Lessee's signs are comparable in size and design to the existing Hanover Insurance Company signs. Any material additions, changes or alterations to such signs shall be subject to the Lessor's prior written consent, not to be unreasonably withheld or delayed.

52. LESSEE'S RIGHT TO TERMINATE LEASE. Lessee shall have a one time right to terminate this Lease, such termination to be effective November 30, 2005 by giving at least twelve (12) months prior written notice, but no more than fifteen (15) months prior written notice ("Termination Notice") thereof to Lessor. In the event Lessee exercises its right to terminate the Lease as provided herein, the Termination Notice shall be accompanied by a certified or bank check payable to Lessor in the amount equal to One Hundred Fifty Thousand Dollars ($150,000).

53. RIGHT OF FIRST OFFER.

      (A) If at any time during the Tenn, Lessor shall desire to lease space in the Building (any such space being referred to as the "Offer Space"), then (subject to the right of first offer contained in the lease between Lessor and Hanover Insurance Company, with respect to space in the Building, as the same may be amended, extended, renewed or otherwise modified from time to time) Lessor, before Lessor may enter into a lease with a potential lessee for such Offer Space, shall offer to Lessee the right to include the Offer Space within the Premises upon all of the terms and conditions of this Lease, except as provided for in this Paragraph 53A. Lessee's right to lease the Offer Space is subject to the condition that, at the time Lessee delivers Lessee's Acceptance Notice (as hereinafter defined): (i) not more than fifteen percent (15%) of the rentable space of the Demised Premises shall have been subleased by Lessee to persons which are not affiliates of Lessee (use by Provid Research or any other division which is not a separate legal entity of Lessee shall be deemed use by Lessee), (ii) and Event of Default shall not have occurred and be continuing, and (iii) Lessee shall have unconditionally and irrevocably waived in writing its right to terminate this Lease pursuant to Paragraph 52 hereof. Any termination, cancellation or surrender of Lessee's interest in this Lease prior to the date on which Lessee delivers Lessee's Acceptance Notice shall automatically terminate Lessee's right to lease any Offer Space. Notwithstanding anything herein to the contrary, if there shall be less than three
            (3) years remaining on the Term of this Lease (taking into account an Extension Term if Lessee shall have exercised its right to extend the Term for such Extension Term), Lessee shall not have any rights under this Paragraph 53. By way of example if the initial term is to expire in thirty-six (36) months, Lessee may only exercise its option for Offer Space if it previously or concurrently delivers an Extension Notice.

      (B) In the event Lessor desires to lease space in the Building, Lessor shall deliver a written offer to Lessee (hereinafter "Offer Notice"), which shall provide the following information: (i) the annual basic rent for the Offer Space, (ii) the location of and the number of rentable square feet of space comprising the Offer Space,
            (iii) the estimated delivery date of the Offer Space ("Offer Space Delivery Date"), and (iv) any other material business terms relating to the lease of the Offer Space. All terms, including the annual basic rent, for the Offer Space shall be bona-fide terms.

      (C) Lessee shall have the right to accept the offer set forth in the Offer Notice by delivering to Lessor an unconditional and irrevocable written acceptance thereof hereinafter called "Lessee's Acceptance Notice") within five (5) business days after Lessee's receipt of the Offer Notice. If Lessee does not timely deliver Lessee's Acceptance Notice to Lessor within said five (5) business day period, or if Lessee timely gives written notice of its intention to decline to exercise the right to lease the Offer Space, time being of the essence, Lessor shall be free to lease the Offer Space to any prospective Lessee on terms and conditions that are not materially more favorable to the prospective Lessee than those set forth in the Offer Notice. In the event Lessor desires to lease the Offer Space to a prospective lessee on terms and conditions that are materially more favorable to the Lessee than those set forth in the Offer Notice, Lessor shall first comply with the provisions of this Paragraph 53 before leasing the space to any prospective lessee.

      (D) Lessee's timely delivery of Lessee's Acceptance Notice shall be deemed an irrevocable and unconditional agreement by Lessee to lease the Offer Space on the terms and conditions set forth in this Paragraph 53. Lessor shall give Lessee at least ten (10) days prior written notice of the estimated Offer Space Deliver Date, which estimate may be revised from time to time as appropriate, provided that after any such revision Lessee shall receive at least ten (10) days' prior written notice of the Offer Space Deliver Date. The "Offer Space Rent Commencement Date" shall be the date on which the Offer Space Deliver Date shall have occurred.

      (E) If Lessor is unable to deliver the Offer Space to Lessee on the estimated Offer Space Deliver Date due to the holding over or retention of possession of a Lessee or sublessee of such space or due to other reasons beyond Lessor's reasonable control, the estimated Offer Space Delivery Date shall be extended by such period of time that Lessor was so delayed. In such event, Lessor shall not be subject to any liability for its failure to give possession of such space to Lessee, and the validity of this Lease shall not be impaired thereby and Lessee shall take possession of the Offer Space when such space can be delivered to Lessee. Lessor hereby agrees to use its good faith efforts to obtain possession of the Offer Space on the estimated Offer Space Deliver Date. Notwithstanding the foregoing, in the event that the Lessor is unable to deliver the Offer Space within ninety (90) days (subject to extension due to Force Majeure, or the acts of omissions of Lessee) from the initial estimated Offer Space Deliver Date, then Lessee shall have the right to terminate Lessee's acceptance of the Offer Space immediately upon notice to Lessor.

      (F)   The following terms and conditions shall apply to the Offer Space:

            (i) For purposes of calculating Additional Rent applicable to the Offer Space, "Lessee's Percentage Share" with respect to the Offer Space shall be a fraction, the numerator of which is the number of rentable square feet of space in the Offer Space and the denominator of which is the number of rentable square feet of the Building as determined from time to time pursuant to
                  Section 40A hereof

            (ii)  Promptly following the Offer Space Rent Commencement
                  Date, Lessor and Lessee shall enter into a supplementary agreement expressly confirming (a) the increase in the number of square feet in the Premises, (b) the increase in the Annual Basic Rent payable under this Lease, (c) the adjustment to the Lessee Percentage and the Base Year applicable to the Offer Space for purposes of computing Additional Rent, (d) the increase in the number of parking spaces based on 4 parking spaces for each 1000 rentable square feet of space in the Offer Space, and (e) the Offer Space Rent Commencement Date.

            (iii) The Annual Basic Rent and Additional Rent (except as expressly set forth in Subsection F above) for the Offer Space shall be payable by Lessee to Lessor commencing on the Offer Space Rent Commencement Date (prorated for any partial month). Commencing as of the Offer Space Deliver Date, all of the terms, covenants and conditions of this Lease (including, but not limited to the term hereof) shall thereafter be effective and applicable in all respects to the Offer Space as if such space had been included as part of the original Leased Premises, except as specifically provided otherwise in this Paragraph 53.

            (iv) Lessee must lease all Offer Space offered by Lessor at any one time if it desires to lease any of such space, unless otherwise agreed by Lessor and Lessee.

54. NON-COMPETE. Lessee hereby covenants and agrees that during the Term of this Lease and any extension or renewal thereof, Lessee shall not permit the following activities to occur at the Demised Premises: (i) engage in the business of underwriting or distributing life insurance, including without limitation the sale and/or distribution of annuities, variable products and/or other investment related insurance products; (ii) engage in the business of underwriting or distributing property and casualty insurance; (iii) engage in the business of providing retirement plan products and/or services guaranteed investment products; (v) engage in the business of providing group managed care benefit programs, or (vi) erect any sign on or adjacent to the Building relating to any of the foregoing activities.

55. USE OF ADDITIONAL FACILITIES. Lessor shall within thirty (30) days from the date hereof submit a written request on Lessee's behalf, to Hanover Insurance Company ("Hanover"), the other current tenant in the Building, asking Hanover to allow Lessee's employees and invitees to use Hanover's cafeteria. Lessor shall make reasonable efforts to ensure that people do not smoke in the outdoor area adjacent to the Demised Premises.

56. REPRESENTATION OF CONDITIONS OF DEMISED PREMISES. LESSOR HAS LET THE DEMISED PREMISES TO LESSEE IN ITS PRESENT "AS IS" CONDITION, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPLICIT OR IMPLIED, OTHER THAN THOSE REPRESENTATIONS SPECIFICALLY SET FORTH IN THIS LEASE. IT IS UNDERSTOOD AND AGREED THAT LESSOR IS UNDER NO DUTY TO MAKE ANY REPAIRS, ALTERATIONS, OR DECORATIONS AT THE INCEPTION OF THIS LEASE OR AT ANY TIME HEREAFTER, EXCEPT AS SPECIFICALLY SET FORTH IN THIS LEASE.

57. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which taken together shall constitute one and the same original.

                        [signatures appear on next page]

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                        BDG PISCATAWAY, LLC, Lessor

                        By: BDG Piscataway, Inc.

                        By: /s/ Edward Blumenfeld
                            -----------------------------------
                              Name: Edward Blumenfeld
                              Title: President


                        PRAECIS PHARMACEUTICALS INCORPORATED,
                        Lessee

                        By: ___________________________________

                              Name: ___________________________

                              Title: __________________________

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                        BDG PISCATAWAY, LLC, Lessor

                        By: BDG Piscataway, Inc.

                        By: ___________________________________

                              Name: ___________________________

                              Title: __________________________


                        PRAECIS PHARMACEUTICALS INCORPORATED,
                        Lessee

                        By: /s/ Kevin F. McLaughlin
                            -----------------------------------
                              Name: Kevin F. McLaughlin
                              Title: Sr. V.P. and C.F.O.

                                    EXHIBIT A

                                    PREMISES




                            [Map of 10 Knightsbridge]

                                   EXHIBIT A-1

                              OFFICE BUILDING AREA


                         [Map of 10 Knightsbridge Road]

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

1.    Smoking is prohibited in all areas of the Building.

2. No common areas shall be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Lessee or its officers, agents, servants or employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Lessor shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Lessees, in such manner as Lessor deems best for the benefit of the Lessees generally. No Lessee shall permit the visit to the Demised Premises of persons in such numbers or under such conditions as to interfere with the use and other public portions or facilities of the Building without prior written consent of Lessor. Canvassing, soliciting and peddling in the Building are prohibited.

3. Plumbing, fixtures and appliances shall be used only for the purpose for which constructed, no other unsuitable material shall be placed therein.

4. No sign, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or exterior doors, or in corridors or other parts of the Building, except in such color, size and style and in such places, as shall be first approved in writing by Lessor in its discretion. Lessor shall have the right of remove all unapproved signs without notice to the Lessee, at the expense of the Lessee. It is further understood that furnishings in Lessee's area which are viewed from common areas shall be subject to Lessor's approval.

5. Lessee shall not do or permit anything to be done in or about the Building or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

6. Lessor shall have the right to prescribed the weight and position of heavy equipment or objects which may over stress any portion of the floors of the Premises. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of Lessee.

7. Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Lessees of any bulky material, merchandise or materials through the Building entrances or lobby shall be restricted to such hours as Lessor shall designate. All such movement shall be under the supervision of Lessor by prearrangement with Property Management before performance.

      Such prearrangement initiated by Lessee shall include determination by Lessor and subject to this decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any item from being brought into the Building. The Lessees are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of an act in connection with carrying out this service for a Lessee from time of entering property to completion of work; and Lessor shall not be liable for acts of any persons engaged in or any damages or loss of any said property or persons resulting from any act in connection with such service performed for a Lessee.

8. Lessee shall notify Property Management when safes or other heavy equipment are to be taken in or out of the Building, and such moving shall only be done after written permission is obtained from Lessor on such conditions as Lessor shall require.

9. Lessee shall cooperate with Lessor's employees in keeping Premises neat and clean. Any person employed by any Lessee to do janitor work within the Demised Premises must obtain Lessor's consent and such person shall, while in the Building and outside of said Demised Premises, comply with all instructions issued by building personnel.

10. Lessee shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other Lessees, or persons having business with them.

11. Each Lessee shall be responsible for all persons for whom he authorizes entry into or exit out of the Budding, and shall be liable to the Lessor for all acts of such persons.

12. The Lessor does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, the Lessor will arrange for the work to be done at the Lessee's expense.

13. No animals shall be brought into or kept in or about the Building, except in the normal course of business.

14. Except as provided in the Lessee's lease, no machinery of any kind other than that which is subject to normal business practices, such as typewriters, calculators, and business computers, shall be operated on the Premises without the prior written consent of Lessor, nor shall Lessee use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating materials. No space heaters or fans shall be operated in the Building.

15. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

16. There shall be no marking, painting, drilling into or in any way defacing any part of the Demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Lessee shall not construct, maintain, use or operate within the Demised Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

17. Lessor has the right to evacuate the Building in the event of any emergency or catastrophe.

18. No food and/or beverages shall be distributed from the Premises without the prior written approval of the Property Management, except in connection with the operation of vending machines installed for the exclusive use of Lessee's employees or the operation of Lessee's lunch room for Lessee's employees permitted under the Lease.

19. No additional locks shall be placed upon any door without the prior written consent of Lessor. All necessary keys shall be surrendered upon termination of Lessee's Lease, and Lessee shall then give Lessor or his agent an explanation of the combination of all locks on the doors or vaults.

20. Access plates to under floor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where Lessee elects not to provide removable plates in their carpet for access into the under floor duct system, it shall be the Lessee's responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

21. Lessees will not relocate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Lessor access will be at Lessee's expense. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

22. Lessee shall comply with reasonable parking rules and regulations as may be posted and distributed from time to time.

23. No portion of the Building shall be used for the purpose of sleeping or lodging or for any illegal purpose.

24. Lessor shall not be responsible for lost or stolen personal property, money or jewelry from Lessee's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not.

25. All requests for keys, locks or graphics must be submitted in writing to the Management Office.

26. Solicitation of any kind is strictly forbidden unless approved in advance by the Management Office.

27. It is strongly recommended that an A, B, C Multi-Purpose fire extinguisher be kept in each Lessee's area in an accessible location.

28. Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be needed for the safety, protection, care and cleanliness of the Buildings, the operation thereof, the preservation of good order therein and the protection and comfort of the Lessees and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a Lessee, shall be binding upon it in like manner as if originally herein prescribed.

                                    EXHIBIT C

                                CLEANING SERVICES

                       SPECIFICATIONS FOR PROVID RESEARCH

                                                                      Service

                                                                      Days/Yr

***  ENTRANCE LOBBIES

*    Fully Vacuum all carpets from wall to wall                       260

*    Spot clean door glass and side glass                             260

*    Vacuum walk-off mats                                             260

*    Dust ledges, picture frames and moldings                         260

***  OFFICES - CARPET

*    Empty all trash receptacles and replace liners as necessary      260

*    Remove all collected trash to designated area                    260

*    Dust all horizontal surfaces                                     52

*    Dust all low reach areas                                         52

*    Dust all surfaces above normal reach including sills, ledges,    12
     moldings, shelves, door frames, pictures and vents

*    Spot clean all walls, light switches and doors                   52

*    Vacuum all carpeted traffic lane areas                           260

*    Using tank vacuum or backpack, vacuum corners, edges and         12
     chairs, then traffic vacuum all carpeted areas

*    Dust all venetian blinds                                         4

***  CORRIDORS - CARPET

*    Dust all low reach areas                                         52

*    Dust all surfaces above normal reach, including stills,          12
     ledges, moldings, shelves, door frames, pictures and vents

*    Vacuum all carpeted traffic lane areas                           260

*    Using tank vacuum or backpack, vacuum corners, edges             12
     and chairs, then traffic vacuum all carpeted areas

***  RESTROOMS

*    Refill dispensers, empty trash, clean and sanitize all           260
     restroom fixtures, wipe all counters, clean mirrors, wipe chrome, spot wipe partitions, sweep and damp mop floors using a germicidal cleaner

*    Full clean all showers                                           260

***  KITCHEN - (If applicable)

*    Dust all low reach areas                                         52

*    Dust all surfaces above normal reach including sills,            12
     ledges, moldings, shelves, door frames, pictures and vents

*    Wet mop entire area                                              52

*    Using a standard floor machine, spray buff all hard              52
     surface area

*    Strip hard surface floor and recoat with three coats of          4
     floor polish

***  MISCELLANEOUS

*    This represents the minimum amount of supervision the            260
     building may require

LAB SPACE REASONABLY DESIGNATED FROM TIME TO TIME BY THE PARTIES SHALL BE SPECIFICALLY EXCLUDED FROM THIS EXHIBIT AND LESSEE SHALL CLEARLY MARK SUCH AREAS IN THE DEMISED PREMISES WHICH ARE NOT TO BE CLEANED BY LESSOR.

                                    EXHIBIT D

                                BUILDING HOLIDAYS

Seven Holidays

Washington's Birthday

Memorial Day

July 4th

Labor Day

Thanksgiving Day

Christmas Day

New Year's Day

                                    EXHIBIT E

                             LESSEE IMPROVEMENT WORK

PROVID RESEARCH, INC.
10 Knightsbridge Road
Piscataway, NJ

PROJECT DESCRIPTION

The 15,000 square feet of space at 10 Knightsbridge leased by Provid Research, Inc. will be fit out to accommodate up to 24 researchers and six administrative employees. The initial phase of work provides laboratory and office space for 12 researchers, general administrative offices and conference space, and laboratory support space.

The space is organized according to functional and work flow needs. The administrative and reception functions are at the main entrance. The laboratory and associated researcher office space occupies the central portion of the building along with a common library and employee amenity space. Laboratory support spaces such as chemical storage and the NMR lab are located toward the rear of the space, near the service entrance. A mechanical room for HVAC, plumbing and electrical equipment is also at this location.

Current plans call for minimizing the amount of equipment on the roof. It is expected that two large exhaust fans and a possible air intake serving the air handling unit in the mechanical room will be located on the roof. Other miscellaneous penetrations to support required equipment and functions - e.g., plumbing vents - will also be provided.

Site work includes a transformer and trenching for a new electrical service and revisions to existing exterior stairs accommodate a scissors lift near the service entrance. A chiller may also be located on grade adjacent to the service entrance. A nitrogen tank will be located near the mechanical room. The only exterior wall change anticipated at this time is the removal of windows in the mechanical space and the installation of a louver to supply air to the air handling unit.

The interior is characterized by open spaces visually connected with interior glazing. This is not only intended to maximize natural light throughout the facility, but to reinforce interaction between all staff members. The interior windows are floor-to-ceiling aluminum or wood frames in offices. Matching frames will be provided in the labs, but the sills will be +/- 36" above the floor. Doors will be solid core wood, painted or stained.

Interior partitions will be gypsum board on metal studs in most locations. They will extend to the underside of the roof deck around the labs and conference rooms. CMU partitions will enclose the mechanical room for sound control and maintenance purposes. All will be painted.

Ceilings are primarily 8'-8" to align with the top of the exterior windows, although the height in the laboratories is 9'-0" with a gypsum board fascia and soffit constructed above those windows. The ceiling is up to 12'-0" high in a very limited portion of the space to highlight the library. Lighting will be primarily recessed deep cell parabolic lens fixtures with fluorescent lamps.

Laboratory casework will be either metal or wood units. Each lab module contains two eight-foot long fume hoods. Laboratory services include hot and cold water, nitrogen, vacuum, lab waste and power. All except lab waste will be distributed overhead. The existing slab will be removed to accommodate the laboratory waste line.

A single new 25,000 cfm air handling unit will serve both phases of the laboratories. A VAV system design allows the unit to operate at reduced capacity until the entire fit-out is complete. This unit will also serve the laboratory support spaces and will provide some make-up air to the offices.

Office space will be served by the existing air handling unit located on a mezzanine above the toilet rooms. Its capacity of 15,000 cfm is adequate to serve most of the office needs with limited supplemental air furnished by the new unit.

         [Map of Provid Inc. --  10 Knightsbridge Road -- Piscataway, N.J.]

                                   EXHIBIT E-1

                             REMOVABLE IMPROVEMENTS

                                    EXHIBIT F

                         LESSOR'S ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment dated April 3, 1997 with appendices

March 3, 1997 letter from Vincent Krisk, NJDEP to Hanover Insurance

January 28, 1997 letter from James Bono, NJDEP to Joseph Hudschock, NJ Sorge,
Inc.

January 7, 1997 letter from Todd Huffman, JM Sorge, Inc. to NJDEP with attachments

Site Investigation Report, dated January, 1997

Phase I Environmental Site Assessment, 10 Knightsbridge Road, Piscataway, New Jersey, with appendices dated October ___, 1997

                                    EXHIBIT G

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

      This Subordination, Nondisturbance and Attornment Agreement ("Agreement") dated as of ___________, 1998, is made by and among PRAECIS PHARMACEUTICALS, INCORPORATED, a Delaware corporation, having an address at 1 Hampshire Street, Cambridge, Massachusetts 02139-1572 ("Tenant"), and _______________, a ___________________ corporation, having an address of ___________________,
______________________________ ("Lender"), and BDG PISCATAWAY, LLC, a New York
limited liability company, having an address at c/o Blumenfeld Development Group, Ltd., 6800 Jericho Turnpike, Suite 102E, Syosset, New York 11791-4498 ("Landlord").

1.    Recitals.

      1.1 Lease. Tenant is the lessee under a certain lease dated ____, 1998 (as may be amended from time to time, the "Lease") of certain premises at 10 Knightsbridge Road (a/k/a 860 Centennial Avenue), Piscataway, New Jersey (the "Leased Premises"), as described in the mortgage referred to below (the "Mortgaged Property").

      1.2 Mortgage. Lender is the holder of a Mortgage and Security Agreement (the "Mortgage") from Landlord to Lender, covering Landlord's interest in the Mortgaged Property, which Mortgage has been recorded at the Recorder's Office of Middlesex County, New Jersey.

      1.3 Consideration. In connection with the Mortgage, Lender has required that Tenant subordinate Tenant's lien interest in the Mortgaged Property under the Lease to the Mortgage and agree to attorn to the purchaser at any foreclosure sale of the Mortgaged Property held under the Mortgage. Tenant is willing to do so on the terms hereinafter set forth.

2.    Agreements.

      2.1 Covenants Regarding the Lease. Tenant agrees as follows:

            (a) Tenant will not, without the prior written consent of Lender, pay security deposits, rent or other amounts aggregating at any time (specifically excepting prepayments for excess taxes, operating expenses, utilities or similar charges) more than thirty (30) days in advance under the Lease;

            (b) Tenant will not, without the prior written consent of Lender, amend or modify the Lease or any of the terms thereof, or, except pursuant to terms of the Lease now existing, cancel, terminate or surrender the Lease;

            (c) Tenant will not, without the prior written consent of Lender, voluntarily subordinate the Lease to any other lien or encumbrance.

      2.2 Subordination of Lease. Tenant hereby agrees with Lender that the lien interest of Tenant under the Lease shall be subject and subordinate to the Mortgage and any renewals, extensions, modifications, consolidations or replacements thereof and any advances thereunder.

      2.3 Attornment by Tenant. Tenant agrees with Lender that, if the interest of Landlord in the Mortgaged Property shall be transferred to and owned by Lender or other entity by reason of foreclosure, deed in lieu of foreclosure or otherwise, the Lease shall continue as a direct lease between Tenant and the Lender or other entity, the Lender or other entity shall recognize Tenant as the tenant under the Lease for the unexpired balance of the term of said Lease and any extensions or renewals thereof, and Tenant shall be bound to Lender or such other entity under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof, with the same force and effect as if Lender or such other entity were the lessor under the Lease. Tenant hereby attorns to Lender or such other entity as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender or such other entity succeeding to the interest of the Landlord in the Mortgaged Property. Tenant agrees, however, upon the election of Lender or such other entity and within thirty (30) days of written demand by Lender or such other entity after it acquires title to the Mortgaged Property, to execute an instrument in recordable form in confirmation of the foregoing provisions.

      2.4 Recognition and Nondisturbance. Lender agrees, with Tenant that, so long as Tenant duly and promptly performs all of its obligations under the Lease and hereunder, neither Lender nor any person, firm, partnership or other entity claiming by, through or under Lender shall, in or after taking possession of or acquiring title to the Mortgaged Property through foreclosure proceedings, deed in lieu of foreclosure, or otherwise, disturb the possession or other rights of Tenant under the Lease, and will accept Tenant as lessee under the terms and conditions of, and for the entire duration of, the term of the Lease, including any extensions and renewals set forth in the Lease and any modifications or amendments thereof to which Lender has previously agreed in writing, or which were in effect prior to the date hereof. Lender, its successors and assigns, shall not, however, be:

            (a) liable for any breach, act of omission of any prior landlord (including Landlord), except that nothing contained in this
                  Section 2.4(a) shall modify any liability of Lender for any breach, act or omission which first occurs and continues after Lender takes possession of, or acquires title to, the Mortgaged Property;

            (b) subject to any offset or defense which Tenant might have against any prior landlord (including Landlord), except that nothing contained in this Section 2.4(b) shall modify any right of offset or defense that Tenant may possess for any breach, act of omission which first occurs and continues after Lender takes possession of, or acquires title to, the Mortgaged Property;

            (c) bound by any payment of rent or additional rent (specifically excepting prepayments for excess taxes, operating expenses, utilities or similar charges) made by Tenant to Landlord more than thirty (30) days in advance;

            (d) bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord) unless such security deposit has actually been delivered to Lender;

            (e) bound by any amendment to, modification, extension or termination of the Lease made after the date hereof without the written consent of Lender; provided, however, that the foregoing shall not include, and Lender shall be bound by, any modification, extension or termination of the Lease pursuant to the exercise by Tenant of any option currently contained in the Lease; or

            (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Mortgaged Property or the Leased Premises; provided, however, that the foregoing shall not negate any right which Tenant has or may have under the terms of the Lease to terminate said Lease for any failure to complete any construction or any improvements.

Notwithstanding the provisions of Article 2.4, specifically Section 2.4(e), Lender may, at its election, choose to have the benefits of this Agreement with respect to any amendment to, modification extension or termination of any Lease entered into after the date of this Agreement without the written consent of Lender.

The obligation of Lender to accept the attornment of Tenant and not to disturb Tenant's possession of the Mortgaged Property under the Lease, as set forth above, is expressly subject to the Tenant, at the time of Lender's taking possession of or acquisition of title to the Mortgaged Property, not then being in default beyond any cure period set forth in the Lease with respect to the performance of any of Tenant's obligations under the Lease.

      2.5 Lender's Opportunity to Cure Landlord's Defaults. In the event that Landlord defaults in the performance or observation of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rental thereunder, unless Lender, after receipt of such notice, fails to cure, or cause to be cured, the specified default within a reasonable time, not to exceed thirty (30) days, thereafter; but nothing herein shall be deemed to impose any obligation on Lender to cure such default.

      2.6 Lease Conditions. Tenant and Lender agree that this Agreement satisfies any and all conditions or requirements in the Lease relating to the subordination of the Lease to the Mortgage and the granting of a nondisturbance agreement to Tenant by Lender. Any noncompliance with such conditions is hereby waived. Tenant and Lender further agree that in the event that there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with the nondisturbance by Lender, the terms and provisions hereof shall be controlling.

      2.7 Assignment of Interest and Rents. Tenant acknowledges that Tenant has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for the note secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that, following Tenant's receipt of such notice, Tenant shall pay the rent and all other sums due under the Lease to Lender. By its execution of this Agreement, Landlord irrevocably directs Tenant to comply with this Section 2.7, notwithstanding any contrary direction, instruction or assertion by Landlord. Such compliance shall not be deemed to violate the Lease, and Landlord hereby releases Tenant from any and all claims arising out of Tenant's compliance with this Section 2.7. Tenant shall be entitled to full credit under the Lease for any rent or other sums paid to Lender pursuant to this Section 2.7 to the same extent as if such rent or other sums were paid directly to Landlord.

      2.8 Election to Terminate. Tenant waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder solely by reason of any foreclosure proceeding in respect of the Mortgage.

      2.9 Mortgagee's Interest. Anything herein or in the Lease to the contrary notwithstanding, in the event that Mortgagee shall acquire title to the Mortgaged Property, Mortgagee shall have no obligation, nor incur any liability, in excess of Mortgagee's estate or interest, if any, in the Mortgaged Property and Tenant shall look exclusively to such estate or interest of Mortgagee, if any, in the Mortgaged Property for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease, and Mortgagee is hereby released and relieved of any other liability hereunder or under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Mortgagee, Tenant shall look solely to the estate or interest owned by Mortgagee in the Mortgaged Property, and the Tenant will not collect, or attempt to collect any such judgment out of the other assets of Mortgagee.

3.    General.

      3.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or
      (iii) by delivery to Federal Express or another independent, nationally or locally recognized, third party commercial delivery service for same day or next day delivery. Notice so mailed shall be effective on the earlier to occur of (a) the date received, or (b) one business day after delivery to Federal Express or such other delivery service, postage prepaid. For purposes of notice, the address of Lender shall be the address set forth herein or such other address as Lender shall have notified Tenant, in writing, in accordance with this Section 3.1, and the address of Tenant shall be PRAECIS PHARMACEUTICALS INCORPORATED, 1 Hampshire Street, Cambridge, Massachusetts, 02139-1572, Attn: Chief Financial Officer; with a copy to the Premises, Attn.: Gary Olson, Ph.D. and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, 02108-3194, Attn.: Kent A. Coit, Esquire or such other address as Lender shall have notified Tenant, in writing, in accordance with this Section 3.1, with a copy to the Leased Premises; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days' notice to the other party in the manner set forth herein.

      3.2 Captions for Convenience Only. The Article and Section entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles or Paragraphs.

      3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, which in the case of Lender shall expressly include any purchaser at a foreclosure sale pursuant to the Mortgage, and such purchaser's successors and assign.

      3.4 Applicable Law. This Agreement shall be governed by the laws of the state of New Jersey.

      3.5 Modification. This Agreement may not be modified except by an amendment or other agreement in writing signed by the parties hereto or their respective successors in interest. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, specifically including but not limited to, Tenant's assignees and subtenants, if any, and any purchaser at a sale of the Mortgaged Property under or pursuant to the mortgage, include a transfer of title by deed in lieu of foreclosure, if any.

                       [Signatures Commence on Next Page]

      WITNESS the execution hereof under seal as of the day and year first above written.

                                          "Tenant"

                                          PRAECIS PHARMACEUTICALS,
                                          INCORPORATED:


                                          By:   ________________________________

                                                Name: __________________________
                                                Title: _________________________
                                                Hereunto duly authorized

                                          "Lender"


                                          ______________________________________


                                          By:   ________________________________

                                                Name: __________________________
                                                Title: _________________________
                                                Hereunto duly authorized


                                          "Landlord"

                                          BDG PISCATAWAY, LLC:


                                          By:   ________________________________

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________
                                                Hereunto duly authorized

STATE OF ________________________         ss.

                                          ss.

COUNTY OF ______________________          ss.


      The foregoing instrument was ACKNOWLEDGED before me this ___ day of_________, 20___ by ________________________ the _________ of a
_________________ on behalf of and as the free act and deed of said
_______________.


[SEAL]

                                          ______________________________________

                                          Notary Public, State of ______________

My Commission Expires:                    Printed Name: ________________________


_________________________

                     [Acknowledgments Continue on Next Page]

STATE OF ________________________         ss.

                                          ss.

COUNTY OF ______________________          ss.


      The foregoing instrument was ACKNOWLEDGED before me this ___ day of_________, 20___ by ________________________ the _________ of a
_________________ on behalf of and as the free act and deed of said
_______________.


[SEAL]

                                          ______________________________________

                                          Notary Public, State of ______________

My Commission Expires:                    Printed Name: ________________________


_________________________

                     [Acknowledgments Continue on Next Page]

STATE OF ________________________         ss.

                                          ss.

COUNTY OF ______________________          ss.


      The foregoing instrument was ACKNOWLEDGED before me this ___ day of_________, 20___ by ________________________ the _________ of a
_________________ on behalf of and as the free act and deed of said
_______________.


[SEAL]

                                          ______________________________________

                                          Notary Public, State of ______________

My Commission Expires:                    Printed Name: ________________________


_________________________

                                    EXHIBIT H

                       ROOF WARRANTIES CURRENTLY IN EFFECT

                                    FIRESTONE

             MODIFIED BITUMEN STANDARD ROOF SYSTEM LIMITED WARRANTY

Warranty:  #RG000886       FBPCO #  H04335           Square Footage  67,499 s.f.
Building Owner: BLUMENFELD DEVELOPMENT GROUP
Building Identification:  HANOVER INSURANCE
Building Address:          10 KNIGHTSBRIDGE RD
                           PISCATAWAY, NJ 08854
Warranty Period:  TWELVE (12) Years Beginning on 12/22/97
Roofing Contractor:  INTEGRITY ROOFING, INC.                           (62626)

For the warranty period indicated above, Firestone Building Products Company ("Firestone"), Division of Bridgestone/Firestone, Inc., warrants to the Building Owner ("Owner") above that Firestone will, subject to the Terms, Conditions, Limitations, and Definitions set forth below, repair any leak in the Firestone Modified Bitumen Roofing System ("System"). Firestone's repair obligation over the life of this warranty is limited to the Owner's original cost of the System installation.

                 TERMS, CONDITIONS, LIMITATIONS, AND DEFINITIONS

1. The System is limited to mean the Firestone brand membranes, Firestone brand insulations, and other Firestone brand accessories when installed in accordance with Firestone technical specifications.

2. In the event any leak should occur in the System: (a) the Owner must give written notice to Firestone within thirty (3) days of any occurrence of a leak. By notifying Firestone, the Owner authorizes Firestone or its designee to investigate the cause of the leak. (b) If upon investigation, Firestone determines that the leak is not excluded under the Terms, Conditions, Limitations and Definitions set forth below, the Owner's sole and exclusive remedy and Firestone's liability shall be limited to the repair of the leak; (c) Should the investigation reveal that the leak is excluded under the Terms, Conditions, Limitations and Definitions set forth below, investigation costs shall be paid by the Owner. Failure by Owner to pay for these cost shall render this Modified Bitumen Standard Roof System Limited Warranty ("Limited Warranty") null and void. If the cause of the leak is determined by Firestone to be outside the scope of this Limited Warranty, Firestone shall advise the

         Owner of the type and/or extent of repairs required to be made at the Owner's expense which, if the Owner property makes, will permit this Limited Warranty to remain in effect for the unexpired portion of its term. Failure by the Owner to make these repairs in a reasonable manner and within a reason able time shall render the unexpired portion of its term. Failure by the Owner to make these repairs in a reasonable manner and within a reasonable time shall render this Limited Warranty null and void. (d) Any dispute, controversy or claim between the Owner and Firestone concerning this Limited Warranty shall be settled by final and binding arbitration in accordance with the American Arbitration Associations's rules for the construction industry.

3. Firestone shall have no obligation under this Limited Warranty unless and until Firestone has been paid in full for all materials, supplies, services, warranty costs and other costs which are included in, or incidental to, the System.

4. Firestone shall have no obligation under this Limited Warranty, or an other liability, nor or in the future if a leak of damage is cause by
         (a) Natural forces, disasters, or acts of God including, but not limited to, winds, hurricanes, tornadoes, hail, lightning, earthquakes, atomic radiation, insects, or animals; (b) Any act(s), conduct or omission(s) by any person, or act(s) or war, which damages the System or which impairs the Membrane's ability to resist leaks (c) Failure by the Owner to use reasonable care in maintaining the System, said maintenance to include, but not limited to those items listed on the reverse side of this Limited Warranty titled "Firestone Roofing Car and Maintenance Requirements;" (d) Deterioration or failure of building components, including, but not limited to, the roof substrate, walls, mortar, HVAC units, etc.: (e) Condensation or infiltration of moisture in, through, or around the walls, copings, rooftop hardware or equipment, building structure or underlying or surrounding materials;
         (f) any acid, oil, harmful chemical, chemical or physical reaction and the like which come in contract with the System, which damages the System, or which impairs the System's ability to resist leaks; (g) Alterations or repairs to the System not approved in writing by Firestone; (h) The architecture, engineering, construction or design of the roof, roofing system, or building. Firestone does not undertake any analysis of the architecture or engineering required to evaluate what type of roof system is appropriate; (i) A change in building use or purpose; (j) Failure to give proper notice as set forth in paragraph 1(a) above; (k) ponded water.

5. This Limited Warranty shall be transferable subject to Firestone inspection, written approval, and payment of the current transfer fee.

6. During the term of this Limited Warranty, Firestone, its designated representative or employees shall have free access to the roof during regular business hours. In the event that roof access is limited due to security or other restrictions, Owner shall reimburse Firestone for all reasonable costs incurred during inspection and/or repair of the System which are due to delays associated with said restrictions.
         Owner shall be responsible for the removal and replacement of any overburdens, superstrata or overlays, either permanent or temporary, as necessary to expose the surface of the System for inspection and/or repair.

7. Firestone's failure to enforce any of the terms or conditions stated herein shall not be construed as a waiver of such provision or of any other terms and conditions of this Limited Warranty.

8. This Limited Warranty shall be governed and construed in accordance with the laws of the State of Indiana without regard to conflict of law.

FIRESTONE DOES NOT WARRANT PRODUCTS INCORPORATED OR UTILIZED IN THIS INSTALLATION WHICH IS NOT FURNISHED. FIRESTONE SPECIFICALLY DISCLAIMS LIABILITY, UNDER THE THEORY OF LAW, ARISING OUT OF THE INSTALLATION OR PERFORMANCE OR, OR DAMAGES SUSTAINED BY OR CAUSED BY, PRODUCTS NOT FURNISHED BY FIRESTONE. THIS LIMITED WARRANTY SUPERSEDES AND IS IN LIEU OF ALL WARRANTIES OR GUARANTEES WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS
LIMITED WARRANTY SHALL BE THE OWNER'S SOLE AND EXCLUSIVE REMEDY AGAINST FIRESTONE, AND FIRESTONE SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENT OR OTHER DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGE TO THE BUILDING OR ITS CONTENTS OR THE ROOF DECK. THIS LIMITED WARRANTY CANNOT BE AMENDED, ALTERED OR MODIFIED IN ANY WAY EXCEPT IN WRITING SIGNED BY THE PRESIDENT OF FIRESTONE OR A PERSON TO WHOM HIS AUTHORITY HAS BEEN DELEGATED IN WRITING. NO OTHER PERSON HAS ANY

AUTHORITY TO BIND FIRESTONE WITH ANY REPRESENTATION OR WARRANTY WHETHER ORAL OR WRITTEN.

                                FIRESTONE BUILDING PRODUCTS COMPANY

                                By: George Furman
                                AUTHORIZED
                                SIGNATURE:  /s/ George Furman
                                TITLE:  Manager, Product Services

               FIRESTONE ROOFING CARE AND MAINTENANCE REQUIREMENTS (For Modified Bitumen Standard Roof System Limited Warranty)

Congratulations on your purchase of a Firestone Roofing System! Your roof is a valuable asset and as such should be properly maintained. All roofs and roofing systems require periodic maintenance to perform as designed and to keep your Limited Warranty in full force and effect.

1. The roof must be inspected at least twice yearly (in the Spring and Fall), and after any severe storms. Record maintenance procedures as they occur. Log all access times and parties working on the roof.

2. Proper maintenance and good roofing practice requires that podded water (defined as standing water on the roof forty-eight (48) hours after its stops raining) must not be allowed on the roof. Roofs must have slope to drain and all drain are must remain clean. Bag and remove all debris from the roof since debris on the roof surface with be quickly swept into drains by rains. This will allow for proper water run-off and avoid overloading the roof with podded water.

3. The Firestone Roofing System cannot be exposed to acids, solvents, greases, oil, fats, chemicals and the like. If the Firestone Roofing System is subject to contact with any such materials, contact Firestone immediately.

4. The Firestone Roofing System is designed to be a waterproofing membrane. If there is to be roof traffic for any reason, contact your Firestone Licenced Applicator before proceeding for the installation of approved protective walkways.

5. Firestone Roofing Membranes may require maintenance of the surface of the membrane in order to perform as designed:

         a. Smooth surface APP roofing membranes require the application of an approved liquid coating, such as Aluminum Roof Coating. If this coating is not applied as part of the initial roofing installation, it must be applied within the first five year s after the roof is installed. In addition, this coating should be maintained as needed to recover any areas of the coating that have blistered, peeled or worn through.

         b. Granule surfaced APP or SBS roofing membranes require the applica tion of additional roofing granules wherever the original factory application of granules has worn through due to roof traffic or some other event.

6. All counterflashing, metal work, drains, skylights, equipment curb and supports, and any other rooftop accessories functioning in conjunction with the Firestone Roofing System must be properly maintained at all times. In addition, roof sealants (including, but not limited to, Firestone Pourable Sealer and General Purpose Sealant) are not covered under this warranty and must be maintained per Firestone Technical Specifications.

7. In any additional equipment is to be installed on your roof (e.g. HVAC units, TV antennas, etc.), contact Firestone, in writing, for approval before proceeding.

8. Should there be an addition to the building, requiring tie-in to the existing Firestone Roofing System, contact Firestone before proceeding to ensure the tie-in is in accordance with Firestone specifications.

9.       Should you have a leak:

         (a) Check for the obvious: clogged roof drains, loose counterflashings, broken skylights, open grills or vents, broken water pipes.

         (b) Note conditions resulting in leakage. Heavy or light rain, wind direction, temperature and time of day that the leak occurs are all important clues to tracing roof leaks. Note whether the leak stops shortly after each rain or continues to drip until the roof is dry. If you are prepared with the facts, the diagnosis and repair of the leak can proceed more rapidly.

         (c) Contact Firestone Warranty Claims at 1-800-451-4511 immediately...but please don't call until you are reasonably sure that the Firestone Roofing System is the cause of the leak.

Firestone feels that the preceding requirements will assist you, the building owner, in maintaining a watertight roof for many years. Remember, your roof is an invest ment. To maximize your return on this investment, maintenance is not only essential, but required.

                                    FIRESTONE
                                BUILDING PRODUCTS
                            NOBODY COVERS YOU BETTER.
                525 Congressional Boulevard-Carmel, IN 46032-5607
                  1-800-428-4442 1-317-575-7000 1-317-575-7100

                                    FIRESTONE

NOW THAT YOU HAVE A NEW FIRESTONE
ROOFING SYSTEM...

Congratulations on your purchase of a Firestone Roofing System! Your new roof is a valuable asset and as such should be properly maintained. All roofs require periodic maintenance to perform as designed and to keep your Limited Warranty in full force and effect. The "Firestone Roofing Care and Maintenance Guidelines" printed on the back of your Firestone Roof System Limited Warranty contain a number of important items to assist you in maintaining a watertight roof for many years. These maintenance guidelines recommend that the roof be inspected at least twice yearly. Although this inspection can be performed by any qualified person selected by you, FIRESTONE RECOMMENDS THAT AT LEAST ONE INSPECTION EVERY YEAR BE CONDUCTED BY THE FIRESTONE LICENSED APPLICATOR WHO INSTALLED YOUR ROOF.

Whenever an inspection of the roof is performed, Firestone recommends that the following items be included:

--------------------------------------------------------------------------------
1.  ROOF CONDITIONS REQUIRING PERIODIC INSPECTION:

Periodic inspection of the following items is very important to assure that the Firestone Roofing System has not been exposed to conditions not covered by Firestone's Limited Warranty:

         a. ROOF TRAFFIC & WALKWAYS: As stated in Firestone's System Design Instructions for all Firestone Roofing Systems, "Walkways help protect the membrane from damage due to necessary roof-top service traffic." Please note that walkways should be maintained at all roof access points, around all mechanical equipment which requires maintenance and at all areas where roof traffic more frequent that once a month is anticipated. IF, BECAUSE OF TRAFFIC REQUIREMENTS, WALKWAYS NEED TO BE INSTALLED ON YOUR ROOF, CONTACT YOUR FIRESTONE LICENSED APPLICATOR BEFORE PROCEEDING.

         b. DISCHARGES: All components of the Firestone roof system must be protected from discharges, such as petroleum products, greases, oils and fats, acids and the like. If the building will have any such discharges, please contact Firestone for suggested methods of protection. IF, BECAUSE OF THE PRESENCE OF CHEMICAL DISCHARGES, PROTECTION MEASURES ARE RECOMMENDED, CONTACT YOUR FIRESTONE LICENSED APPLICATOR BEFORE PROCEEDING.

         c. Ponding Water: Proper maintenance and good roofing practice suggests that ponded water (defined as standing water on the roof forty-eight
         (48) hours after it stops raining) should not be allowed on the roof. Roofs must have slope to drain and all drain areas must remain clean. If podded water areas are observed on the roof that cannot be corrected by periodic cleaning of drain areas, contact your Firestone License Applicator.

         d. Storms: The roof must be inspected after any severe storm, especially after any storm that involves high sustained winds, heavy wind gusts or tornado-like conditions. All roof surfaces should be inspected for damage caused by wind-blown debris. The roof also should be inspected after any hail or ice storm which could damage the roofing system. If storm-related damage to the roof system is observed, contact your Firestone Licensed Applicator before proceeding.

         e. Moisture Infiltration: It is very important to inspect the roofing system for moisture infiltration from sources excluded by Firestone's Limited Warranty.

         These sources can include but are not limited to:

                  1. Latent moisture in a pre-existing roofing system or roof insulation remaining beneath the Firestone Roofing System.

                  2. Moisture infiltration in or through building walls, copings, mortar joints and roof-top equipment.

                  3. Condensation of water vapor within the roofing system due to temperature and humidity differentials.

Because inspection for moisture infiltration requires professional roofing experience, Firestone strongly recommends that this inspection be performed by a Firestone Licensed Applicator at least once a year.

2. NON-FIRESTONE MATERIALS

In some instances, non-Firestone supplied materials are used in conjunction with Firestone Roofing Systems. These materials may include, but are not limited to the following items:

         a. Locally-fabricated sheet metal flashings.

         b. Non-Firestone sealants at roof terminations.

         c. Non-Firestone roof insulations.

         d. Non-Firestone insulation fastening devices, including but not limited to roofing screws, insulation plates, construction adhesives and roofing asphalt.

         e. Preservative-treated wood nailers and blocking.

         f. Roof drains and drain inserts.

         g. Pre-fabricated roof curbs.

         h. Concrete walkway or ballast pavers.

         i. Stone ballast.

         j. Roof coatings.

         k. Penetration pocket sealants.

Because such items are not warranted by Firestone, it is important for you to establish an ongoing inspection and maintenance program to assure that the performance of non-Firestone materials does not adversely affect the weathertight integrity of the Firestone roofing system. Sheet metal items should be checked for weathertightness and re-anchored/recaulked as needed. Nailers and blocking should be checked for soundness, and replaced or re-secured if necessary. Roof drains and drain inserts should be cleared of any debris. Sealants should be inspected for shrinking or cracking and replaced as required. The integrity of roof insulation and insulation attachments should be verified. Walkway pavers should be checked for cracking or splitting and replaced if necessary. Ballast stone should be checked for deterioration due to freeze/thaw conditions. In addition, all ballasted roofs should be inspected for localized wind displacement of the ballast, especially along perimeter roof areas. In the event ballast displacement is observed, the ballast should be re-dispersed uniformly and the addition of larger ballast stones should be considered.

3. FIRESTONE PRODUCTS REQUIRING PERIODIC MAINTENANCE:

Some Firestone roof coatings and sealants require periodic maintenance to assure long-term performance and to keep Firestone Limited Warranty in full force and effect. These products include but are not limited to the following items:

         a. Firestone Supplied Coatings.

         b. Firestone S-10 Pourable Sealer.

         c. Firestone General Purpose Sealant.

         d. Firestone Metal Flashing.

Because such items must be maintained to keep the Firestone Limited Warranty in full force and effect, it is important for you to establish an ongoing inspection and maintenance program to assure that the performance of these products does not adversely affect the weathertight integrity of the Firestone roofing system. Roof coatings should be checked for cracking, peeling or cracking and recoated as necessary. Sealants should be inspected for shrinkage or cracking and replaced as required. Firestone metal flashing should be checked for weathertightness and re-anchored/recaulked as needed. Maintenance to Firestone products must be performed by a Firestone Licensed Applicator.

4. FIRESTONE PRODUCTS REQUIRING PERIODIC INSPECTION

Although the following Firestone products do not necessarily require periodic maintenance to assure long-term performance, periodic inspection is very important to assure that these products have not been exposed to conditions excluded by Firestone's Limited Warranty:

         a. The Firestone Roofing Membrane should be inspected for tears or punctures caused by wind storms, falling objects, roof traffic and the like. If the Firestone membrane is supplied with a factory applied coating, such as roofing granules, the coating should be inspected for any discontinuities caused by abrasion from wind, roof traffic or other sources. Tears, punctures and abrasions to the membrane must be repaired by a Licensed Firestone Applicator using Firestone specified repair procedures.

         In addition, the membrane should be inspected for any contamination from discharges, such as petroleum products, greases, oils and fats, acids and the like. If any such discharges are observed on the membrane, please contact Firestone for suggested methods of protection. If, because of the presence of chemical discharges, protection measures are recommended by Firestone, contact your Firestone Licensed Applicator before proceeding.

         FIRESTONE WALL FLASHINGS also should be inspected for tears, punctures, abrasion and contamination from discharges, following the same procedures as for the Firestone Roof Membrane.

--------------------------------------------------------------------------------
5.  ROOF INSPECTIONS AND SAFETY:

Inspection of any roof should be undertaken only by qualified persons who are familiar with safe roofing practice, including all applicable occupational health and safety regulations relating to roofing and construction. FIRESTONE RECOMMENDS THAT ALL ROOF INSPECTIONS BE PERFORMED BY A FIRESTONE LICENSED APPLICATOR OR A SIMILAR ROOFING PROFESSIONAL.

--------------------------------------------------------------------------------
6.  ARRANGING FOR PERIODIC ROOF INSPECTIONS:

Please note that the cost of periodic inspections of you roof, either by your Firestone Licensed Applicator or by any other roofing professional, are not included in the cost of your Limited Warranty. Firestone recommends that you contact your Firestone Licensed Applicator to obtain a proposal for inspection and maintenance services.

Firestone feels that the preceding guidelines will help you maintain a watertight roof for many years. Whenever you have questions concerning your roofing system, do not hesitate to contact your Firestone Licensed Applicator or your local Firestone Sales Representative.

                                    FIRESTONE
                                BUILDING PRODUCTS
                            NOBODY COVERS YOU BETTER.
                525 Congressional Boulevard-Carmel, IN 46032-5607
                1-800-428-4442   1-317-575-7000   1-317-575-7100

                          [Graphic regarding roof information]

             [EXHIBIT I -- BUILDING SYSTEM WARRANTIES CURRENTLY IN EFFECT]


                                        [NONE]

                               BDG PISCATAWAY, LLC
                              6800 JERICHO TURNPIKE
                          SYOSSET, NEW YORK 11791-4498

                                                                 August 19, 1998

Praecis Pharmaceuticals Incorporated
1 Hampshire Street
Cambridge, Massachusetts  02139-1572

Attention:  Kevin McLaughlin

            Re: Lease dated as of the date hereof (the "Lease") by and between BDG Piscataway, LLC ("Lessor") and Praecis Pharmaceuticals Incorporated ("Lessee") for certain space, as more particularly described in the Lease (the "Demised Premises"), in the building (the "Building") located at the property commonly known as 10 Knightsbridge Road, Piscataway, New Jersey (the "Office Building Area")

Dear Mr. McLaughlin:

            Lessor and Lessee have entered into the above-referenced Lease with respect to the Demised Premises. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Lease. Lessor and Lessee have agreed to enter into this side letter regarding certain provisions of the Lease. Notwithstanding anything to the contrary contained in the Lease, lessor and Lessee, intending to be legally bound, agree as follows:

1. Lessor agrees that the insurance certificate to be delivered by Lessee prior to the date of the Lease, pursuant to paragraph 29(A)(ii) of the Lease, may be delivered to Lessor after the date of the Lease, but in no event later than the date upon which Lessee takes possession of the Demised Premises pursuant to paragraph 41 of the Lease.

2. Lessee acknowledges and agrees that the work to be performed by Lessor pursuant to paragraph 19(A)(v) of the Lease has been completed.

3. Lessee agrees to pay within 10 days after being invoiced, as Additional Rent, the amounts described in Schedule 1 attached hereto and made a part hereof, for HVAC service provided, at the request of Lessee (such request to be made within a reasonable period of time prior to requiring such service), after Building Hours by Lessor to the Demised Premises (if any) or to the Building for Lessee's sole benefit.

4. Lessor and Lessee each agree to insert the attached Exhibit E-1 into their respective counterpart versions of the Lease, which the parties agree is hereby incorporated into the Lease.

            Unless explicitly set forth above, all other terms and conditions of the Lease remain unchanged and in full force and effect. Kindly execute this letter below to acknowledge your acceptance of the above provisions. This letter may be executed in counterparts.

AGREED TO AND ACCEPTED BY:

Praecis Pharmaceuticals Incorporated


By:  ___________________________
     Name:
     Title:


BDG Piscataway, LLC


By: BDG Piscataway, Inc.


By:  /s/ David Blumenfeld
     ------------------------------
     Name: David Blumenfeld
     Title: Vice President

4. Lessor and Lessee each agree to insert the attached Exhibit E-1 into their respective counterpart versions of the Lease, which the parties agree is hereby incorporated into the Lease.

            Unless explicitly set forth above, all other terms and conditions of the Lease remain unchanged and in full force and effect. Kindly execute this letter below to acknowledge your acceptance of the above provisions. This letter may be executed in counterparts.

AGREED TO AND ACCEPTED BY:

Praecis Pharmaceuticals Incorporated


By:  /s/ Kevin F. McLaughlin
     -------------------------------
     Name: Kevin F. McLaughlin
     Title: Sr. V.P. and C.F.O.

BDG Piscataway, LLC


By: BDG Piscataway, Inc.


By:  ______________________________
     Name:
     Title:

                                   Schedule 1

            An amount equal to the product of the Overtime Hours of HVAC service provided by Lessor at Lessee's request during any given calendar month multiplied by Fifty Dollars ($50). The foregoing dollar amount shall be subject to increases from time to time upon at least thirty (30) days prior written notice from Lessor to Lessee, such increases to reflect actual costs incurred by Lessor to provide such additional HVAC service after Building Hours at Lessee's request.

            "Overtime Hours" means the aggregate number of hours electrical energy is consumed or HVAC service is provided, as applicable, at all hours other than Building Hours.

                                   EXHIBIT E-1

                             Removable Improvements

      1.    Laboratory Benches;
      2.    Laboratory Hoods;
      3.    Nitrogen Tanks and Stands; and
      4. all other items reasonably requested in writing by Lessor to be designated as "Removable Improvements" in connection with Lessor's approval of Lessee's Plans and Specifications, provided same shall be reasonably agreed to in writing by Lessee.

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

      This Subordination, Nondisturbance and Attornment Agreement ("Agreement") dated as of August 19, 1998, is made by and among PRAECIS PHARMACEUTICALS, INCORPORATED, a Delaware corporation, having an address at 1 Hampshire Street, Cambridge, Massachusetts 02139-1572 ("Tenant"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, having an address of 60 Wall Street, New York, New York 10260-0060 ("Lender"), and BDG PISCATAWAY, LLC, a New York limited liability company, having an address at c/o Blumenfeld Development Group, Ltd., 6800 Jericho Turnpike, Suite 102E, Syosset, New York 11791-4498 ("Landlord").

1.    Recitals.

      1.1 Lease. Tenant is the lessee under a certain lease dated August 19, 1998 (as may be amended from time to time, the "Lease") of certain premises at 10 Knightsbridge Road (a/k/a 860 Centennial Avenue), Piscataway, New Jersey (the "Leased Premises"), as described in the mortgage referred to below (the "Mortgaged Property").

      1.2 Mortgage. Lender is the holder of a Mortgage and Security agreement (the "Mortgage") from Landlord to Lender, covering Landlord's interest in the Mortgaged Property, which Mortgage has been recorded at the Recorder's Office of Middlesex County, New Jersey.

      1.3 Consideration. In connection with the Mortgage, Lender has required that Tenant subordinate Tenant's lien interest in the Mortgaged Property under the Lease to the Mortgage and agree to attorn to the purchaser at any foreclosure sale of the Mortgaged Property held under the Mortgage. Tenant is willing to do so on the terms hereinafter set forth.

2.    Agreements.

      2.1 Covenants Regarding the Lease. Tenant agrees as follows:

            (a) Tenant will not, without the prior written consent of lender, pay security deposits, rent or other amounts aggregating at any time (specifically excepting prepayments for excess taxes, operating expenses, utilities or similar charges) more than thirty (30) days in advance under the Lease.

            (b) Tenant will not, without the prior written consent of Lender, amend or modify the Lease or any of the terms thereof, or, except pursuant to terms of the Lease now existing, cancel, terminate or surrender the Lease;

            (c) Tenant will not, without the prior written consent of Lender, voluntarily subordinate the Lease to any other lien or encumbrance.

      2.2 Subordination of Lease. Tenant hereby agrees with Lender that the lien interest of Tenant under the Lease shall be subject and subordinate to the Mortgage and any renewals, extensions, modifications, consolidations or replacements thereof and any advances thereunder.

      2.3 Attornment by Tenant. Tenant agrees with Lender that, if the interest of Landlord in the Mortgaged Property shall be transferred to and owned by Lender or other entity by reason of foreclosure, deed in lieu of foreclosure or otherwise, the Lease shall continue as a direct lease between Tenant and the Lender or other entity, the Lender or other entity shall recognize Tenant as the tenant under the Lease for the unexpired balance of the term of said Lease and any extensions or renewals thereof, and Tenant shall be bound to Lender or such other entity under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof, with the same force and effect as if Lender or such other entity were the lessor under the Lease. Tenant hereby attorns to Lender or such other entity as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender or such other entity succeeding to the interest of the Landlord in the Mortgaged Property. Tenant agrees, however, upon the election of Lender or such other entity and within thirty (30) days of written demand by Lender or such other entity after it acquires title to the Mortgaged Property, to execute an instrument in recordable form in confirmation of the foregoing provisions.

      2.4 Recognition and Nondisturbance. Lender agrees, with Tenant that, so long as Tenant duly and promptly performs all of its obligations under the Lease and hereunder, neither Lender nor any person, firm, partnership or other entity claiming by, through or under Lender shall, in or after taking possession of or acquiring title to the Mortgaged Property through foreclosure proceedings, deed in lieu of foreclosure, or otherwise, disturb the possession or other rights of Tenant under the Lease, and will accept Tenant as lessee under the terms and conditions of, and for the entire duration of, the term of the Lease, including any extensions and renewals set forth in the Lease and any modifications or amendments thereof to which Lender has previously agreed in writing, or which were in effect prior to the date hereof. Lender, its successors and assigns, shall not, however, be:

            (a) liable for any breach, act or omission of any prior landlord (including Landlord), except that nothing contained in this
                  Section 2.4(a) shall modify any liability of Lender for any breach, act or omission which first occurs and continues after Lender takes possession of, or acquires title to, the Mortgaged Property;

            (b) subject to any offset or defense which Tenant might have against any prior landlord (including Landlord), except that nothing contained in this Section 2.4(b) shall modify any right of offset or defense that Tenant may possess for any breach, act or omission which first occurs and continues after Lender takes possession of, or acquires title to, the Mortgage Property;

            (c) bound by any payment of rent or additional rent (specifically excepting prepayments for excess taxes, operating expenses, utilities or similar charges) made by Tenant to Landlord more than thirty (30) days in advance;

            (d) bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord) unless such security deposit has actually been delivered to Lender;

            (e) bound by any amendment to, modification, extension or termination of the Lease made after the date hereof without the written consent of Lender; provided, however, that the foregoing shall not include, and Lender shall be bound by, any modification, extension or termination of the Lease pursuant to the exercise by Tenant of any option currently contained in the Lease; or

            (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Mortgaged Property or the Leased Premises; provided, however, that the foregoing shall not negate any right which Tenant has or may have under the terms of the lease to terminate said Lease for any failure to complete any construction or any improvements.

Notwithstanding the provisions of Article 2.4, specifically Section 2.4(e), Lender may, at its election, choose to have the benefits of this Agreement with respect to any amendment to, modification extension or termination of any Lease entered into after the date of this Agreement without the written consent of Lender.

The obligation of Lender to accept the attornment of Tenant and not to disturb Tenant's possession of the Mortgaged Property under the Lease, as set forth above, is expressly subject to the Tenant, at the time of Lender's taking possession of or acquisition of title to the Mortgaged Property, not then being in default beyond any cure period set forth in the Lease with respect to the performance of any of Tenant's obligations under the Lease.

      2.5 Lender's Opportunity to Cure Landlord's Defaults. In the event that Landlord defaults in the performance or observation of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease including, without limitation, any action in order to terminate, rescind or avoid the Lease or to withhold any rental thereunder, unless Lender, after receipt of such notice, fails to cure, or cause to be cured, the specified default within a reasonable time, not to exceed thirty (30) days, thereafter; but nothing herein shall be deemed to impose any obligation on Lender to cure such default.

      2.6 Lease Conditions. tenant and Lender agree that this Agreement satisfies any and all conditions or requirements in the Lease relating to the subordination of the Lease to the Mortgage and the granting of a nondisturbance agreement to Tenant by Lender. Any noncompliance with such conditions is hereby waived. Tenant and Lender further agree that in the event that there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with the nondisturbance by Lender, the terms and provisions hereof shall be controlling.

      2.7 Assignment of Interest and Rents. Tenant acknowledges that Tenant has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for the note secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that, following Tenant's receipt of such notice, Tenant shall pay the rent and all other sums due under the Lease to Lender. By its execution of this Agreement, Landlord irrevocably direct Tenant to comply with this Section 2.7, notwithstanding any contrary direction, instruction or assertion by Landlord. Such compliance shall not be deemed to violate the Lease, and Landlord hereby releases Tenant from any and all claims arising out of Tenant's compliance with this Section 2.7. Tenant shall be entitled to full credit under the Lease for any rent or other sums paid to Lender pursuant to this Section 2.7 to the same extent as if such rent or other sums were paid directly to Landlord.

      2.8 Election to Terminate. Tenant waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder solely by reason of any foreclosure proceeding in respect of the Mortgage.

      2.9 Mortgagee's Interest. Anything herein or in the Lease to the contrary notwithstanding, in the event that Mortgagee shall acquire title to the Mortgaged Property, Mortgagee shall have no obligation, nor incur any liability, in excess of Mortgagee's estate or interest, if any, in the Mortgaged Property and Tenant shall look exclusively to such estate or interest of Mortgagee, if any, in the Mortgaged Property for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease, and Mortgagee is hereby released and relieved of any other liability hereunder or under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Mortgagee, Tenant shall look solely to the estate or interest owned by Mortgagee in the Mortgaged Property, and the Tenant will not collect, or attempt to collect any such judgment out of the other assets of Mortgagee.

3.    General.

      3.1 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or
      (iii) by delivery to Federal Express or another independent, nationally or locally recognized, third party commercial delivery service for same day or next day delivery. Notice so mailed shall be effective on the earlier to occur of (a) the date received, or (b) one business day after delivery to Federal Express or such other delivery service, postage prepaid. For purposes of notice, the address of Lender shall be the address set forth herein or such other address as Lender shall have notified Tenant, in writing, in accordance with this Section 3.1, and the address of Tenant shall be PRAECIS PHARMACEUTICALS INCORPORATED, 1 Hampshire Street, Cambridge, Massachusetts, 02139-1572, Attn: Chief Financial Officer; with a copy to the Premises, Attn: Gary Olson, Ph.D. and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, 02108-3194, Attn: Kent A. Coit, Esquire or such other address as Lender shall have notified Tenant, in writing, in accordance with this Section 3.1, with a copy to the Leased Premises; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days' notice to the other party in the manner set forth herein.

      3.2 Captions for Convenience Only. The Article and Section entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, of define, or be used in construing the text of such Articles of Paragraphs.

      3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, which in the case of Lender shall expressly include any purchaser at a foreclosure sale pursuant to the Mortgage, and such purchaser's successors and assign.

      3.4 Applicable Law. This Agreement shall be governed by the laws of the state of New Jersey.

      3.5 Modification. This Agreement may not be modified except by an amendment or other agreement in writing signed by the parties hereto or their respective successors in interest. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, specifically including but not limited to, Tenant's assignees and subtenants, if any, and any purchaser at a sale of the Mortgaged Property under or pursuant to the mortgage, include a transfer of title by deed in lieu of foreclosure, if any.

      3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which taken together shall constitute one and the same original.

                       [Signatures Commence on Next Page]

            WITNESS the execution hereof under seal as of the day and year first above written.

                                    "Tenant"
                                    PRAECIS PHARMACEUTICALS,
                                    INCORPORATED


                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________
                                        Hereunto duly authorized


                                    "Lender"
                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By: /s/ Nancy S. Alto
                                        --------------------------------------
                                        Name: Nancy S. Alto
                                        Title: Vice President
                                        Hereunto duly authorized


                                    "Landlord"
                                    BDG PISCATAWAY, LLC:


                                    By: BDG Piscataway, Inc.


                                        By: /s/ David Blumenfeld
                                            ----------------------------------
                                            Name: David Blumenfeld
                                            Title: Vice President
                                            Hereunto duly authorized

STATE OF ________________________         ss.

                                          ss.

COUNTY OF ______________________          ss.


      The foregoing instrument was ACKNOWLEDGED before me this ___ day of ____________, 19__ by _____________________________ the _________________ of a
_____________________ on behalf of and as the free act and deed of said
_______________________.


[SEAL]

                                          ______________________________________
                                          Notary Public, State of ______________

My Commission Expires:                    Printed Name: ________________________

_________________________


STATE OF NEW YORK                         ss.

                                          ss.

COUNTY OF NEW YORK                        ss.


      The foregoing instrument was ACKNOWLEDGED before me this 24th day of August, 1998 by Nancy S. Alto the Vice President of a corporation on behalf of and as the free act and deed of said corporation.

[SEAL]

                                          /s/ Maryellen Dillon
                                          ------------------------------------
                                          Notary Public, State of New York

My Commission Expires:                    Printed Name: Maryellen Dillon

March 9, 2000

                     [Acknowledgments Continue on Next Page]

STATE OF NEW YORK                         ss.

                                          ss.

COUNTY OF NASSAU                          ss.


      The foregoing instrument was ACKNOWLEDGED before me this 26th day of August, 1998 by David Blumenfeld the Vice President of an LLC on behalf of and as the free act and deed of said LLC.

[SEAL]

                                          /s/ Barbara A. Liotta
                                          ------------------------------------
                                          Notary Public, State of New York

My Commission Expires:                    Printed Name: Barbara A. Liotta

January 20, 2000

            WITNESS the execution hereof under seal as of the day and year first above written.

                                    "Tenant"
                                    PRAECIS PHARMACEUTICALS,
                                    INCORPORATED


                                    By: /s/ Kevin F. McLaughlin
                                        --------------------------------------
                                        Name: Kevin F. McLaughlin
                                        Title: V.P. and C.F.O.
                                        Hereunto duly authorized


                                    "Lender"
                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________
                                        Hereunto duly authorized


                                    "Landlord"
                                    BDG PISCATAWAY, LLC:


                                    By: BDG Piscataway, Inc.


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________
                                            Hereunto duly authorized

STATE OF MASSACHUSETTS                    ss.

                                          ss.

COUNTY OF ESSEX                           ss.


      The foregoing instrument was ACKNOWLEDGED before me this 6th day of August, 1998 by Kevin F. McLaughlin the V.P. and C.F.O. of a corporation on behalf of and as the free act and deed of said corporation.

[SEAL]

                                        /s/ Mary O'Malley
                                        -------------------------------------
                                        Notary Public, State of Massachusetts

My Commission Expires:                    Printed Name: Mary O'Malley

November 30, 1998


STATE OF ________________________         ss.

                                          ss.

COUNTY OF ______________________          ss.


      The foregoing instrument was ACKNOWLEDGED before me this ___ day of ____________, 19__ by _____________________________the _________________of a
_____________________ on behalf of and as the free act and deed of said
_______________________.


[SEAL]

                                          ______________________________________
                                          Notary Public, State of ______________

My Commission Expires:                    Printed Name: ________________________

_________________________

                     [Acknowledgments Continue on Next Page]

STATE OF ________________________         ss.

                                          ss.

COUNTY OF ______________________          ss.


      The foregoing instrument was ACKNOWLEDGED before me this ___ day of ____________, 19__ by _____________________________ the _________________ of a
_____________________ on behalf of and as the free act and deed of said
_______________________.


[SEAL]

                                          ______________________________________
                                          Notary Public, State of ______________

My Commission Expires:                    Printed Name: ________________________

_________________________